SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
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☐	Preliminary Proxy Statement

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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12
HASTINGS ENTERTAINMENT, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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3601 Plains Boulevard
Amarillo, Texas 79102
May 7, 2010
Dear Shareholder:
          You are cordially invited to attend the Annual Meeting of Shareholders of Hastings Entertainment, Inc. (the “Annual Meeting”) to be held at the Hastings Store Support Center on Wednesday, June 2, 2010, at 4:00 p.m., central daylight saving time. The Store Support Center is located at 3601 Plains Boulevard in Amarillo, Texas 79102.
          The attached Notice of Annual Meeting and Proxy Statement describe fully the formal business to be transacted at the Annual Meeting. During the Annual Meeting, shareholders will consider and vote upon the election of two members of the Board of Directors, the adoption of the Hastings Entertainment 2010 Incentive Stock Plan and the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2010.
          Many of our directors and officers will be present at the Annual Meeting and will be available to respond to any questions you may have. I hope you will be able to attend.
          We urge you to review carefully the accompanying material and to promptly return the enclosed proxy card or vote by telephone or via the Internet as instructed on your proxy card. Voting by proxy, telephone or Internet will not prevent you from voting in person at the Annual Meeting.
Sincerely,
/s/ John H. Marmaduke
John H. Marmaduke
Chairman of the Board

3601 Plains Boulevard
Amarillo, Texas 79102
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 2, 2010
          NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Hastings Entertainment, Inc. will be held on Wednesday, June 2, 2010, at 4:00 p.m., central daylight saving time at the Hastings Store Support Center, located at 3601 Plains Boulevard in Amarillo, Texas, for the following purposes:
(1)	to elect two directors to our Board of Directors for a term expiring in 2013;
(2)	to approve the Hastings Entertainment, Inc. 2010 Incentive Stock Plan;
(3)	to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2010; and
(4)	to consider such other business as may properly come before the Annual Meeting or any adjournments thereof.
          Information concerning the matters to be acted upon at the Annual Meeting is set forth in the accompanying Proxy Statement.
          The close of business on April 9, 2010, was fixed as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.
          Shareholders are urged to vote by completing, dating, signing and returning the enclosed proxy card in the accompanying envelope, which does not require postage if mailed in the United States, by telephone or via the Internet as instructed on the proxy card. Voting by proxy, telephone or Internet will not prevent shareholders from voting in person at the Annual Meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SHAREHOLDER MEETING TO BE HELD ON JUNE 2, 2010
          Our Proxy Statement, 2009 Annual Report, and Annual Report on Form 10-K for the fiscal year ended January 31, 2010 are available online at http://phx.corporate-ir.net/phoenix.zhtml?c=109628&p=proxy. In accordance with Securities and Exchange Commission rules, this website provides complete anonymity with respect to any shareholder accessing it.
By Order of the Board of Directors,
/s/ Natalya A. Ballew
NATALYA A. BALLEW
Corporate Secretary
Amarillo, Texas
May 7, 2010

PROXY STATEMENT

Hastings Entertainment, Inc.
3601 Plains Boulevard
Amarillo, Texas 79102
PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
To Be Held on June 2, 2010

GENERAL QUESTIONS AND ANSWERS
Q:	When is the Proxy Statement being mailed and who is soliciting proxies?

A:	This Proxy Statement is first being mailed on or about May 7, 2010, to shareholders of the Company by the Board of Directors to solicit proxies for use at the Annual Meeting.

Q:	When is the Annual Meeting and where will it be held?

A:	The Annual Meeting will be held on Wednesday, June 2, 2010, at 4:00 p.m. central daylight saving time at the Hastings Store Support Center. The Store Support Center is located at 3601 Plains Boulevard in Amarillo, Texas.

Q:	Who may attend the Annual Meeting?

A:	All of our shareholders may attend the Annual Meeting.

Q:	Who is entitled to vote?

A:	Shareholders of record as of the close of business on April 9, 2010, which is referred to as the record date, are entitled to vote at the Annual Meeting. Each share of our common stock is entitled to one vote.

Q:	On what am I voting?

A:	You will be voting on:
•	the election of two directors to the Board of Directors for a term expiring in 2013;

•	to approve the Hastings Entertainment, Inc. 2010 Incentive Stock Plan;

•	the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2010; and

•	any other business that may properly come before the Annual Meeting or any adjournments thereof.
Q:	How do I vote?

A:	You may vote by attending the Annual Meeting or, if you chose not to attend, by signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope, by telephone or via the Internet, as instructed on the proxy card. If you vote by proxy and then decide to attend the Annual Meeting, you may revoke your proxy by voting in person.

All shares represented by valid proxies, unless the shareholder otherwise specifies, will be voted:
•	FOR the election of the persons named as nominees for election as director for a term expiring in 2013 under the caption “Proposal No. 1: Election of Two Directors;”

•	FOR the approval of the Hastings Entertainment, Inc. 2010 Incentive Stock Plan;

•	FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2010; and

•	at the discretion of the proxy holders with regard to any other matter that may properly come before the Annual Meeting or any adjournments thereof.
If you properly specify how your proxy is to be voted, your proxy will be voted accordingly. The proxy may be revoked at any time by either providing written notice of revocation to Natalya A. Ballew, Corporate Secretary, Hastings Entertainment, Inc., 3601 Plains Boulevard, Amarillo, Texas 79102, or by attending the Annual Meeting and voting in person. If you sign and send your proxy but do not indicate how you want to vote, your proxy will be voted FOR the three proposals.

Q:	If I abstain from voting or withhold authority to vote for the proposals, will my shares be counted in the vote?

A:	If you abstain from voting or elect to withhold authority to vote for the proposals, your shares will not be counted in the vote.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:	Your broker is required to vote your shares in accordance with instructions received from you. Except as provided in the following paragraph, your broker may vote your shares on the proposals if your broker does not receive instructions from you, but is not required to do so. To be sure your shares are voted, you should instruct your broker on how to vote your shares using the instructions provided by your broker. If you do not instruct your broker how to vote your shares, your shares may not be counted in the vote on any of the proposals.

Please note that this year the rules that govern how brokers vote your shares have changed. Brokers may no longer use discretionary authority to vote shares on the election of directors if they have not received instructions from their clients. Please vote your proxy so your vote can be counted.

Q:	What does it mean if I receive more than one proxy card?

A:	If you receive more than one proxy card, it is because your shares are in more than one account. You will need to sign and return all proxy cards to ensure that all your shares are voted.

Q:	Who will count the vote?

A:	Representatives of Mellon Investor Services, Inc., our transfer agent, will tabulate the votes and act as inspectors of election.

Q:	What constitutes a quorum?

A:	As of the record date, 9,372,938 shares of our common stock were issued and outstanding. Holders of a majority of the issued and outstanding shares present, in person or by proxy, will constitute a quorum for the transaction of business at the annual meeting. If you submit a properly executed proxy card, you will be considered part of the quorum. Votes that are withheld and broker non-votes will be counted towards a quorum but will be excluded from, and have no effect on the outcome of, the matters to be voted upon.

Q:	What is the required vote for the election of a director?

A:	The nominees for election as directors at the Annual Meeting who receive the highest number of “FOR” votes will be elected as directors. This is called plurality voting.

Q:	How much did this proxy solicitation cost?

A:	The entire cost of the proxy solicitation will be borne by the Company. We have hired Mellon Investor Services, Inc. to assist in the distribution of proxy materials and solicitation of votes at a cost of approximately $6,000, plus out-of-pocket expenses. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of common stock. Our executive officers and regular employees may also solicit proxies, but they will not be specifically compensated for such services.
PROPOSAL NO. 1:
ELECTION OF TWO DIRECTORS
Our Board of Directors (the “Board”) is divided into three classes, each consisting of two directors. Members of each class of directors generally serve for a term of three years. A director serves until the Annual Meeting of Shareholders in the year in which his or her term expires or until his or her successor is elected and qualified or until the earlier of his or her resignation, death or removal.
The terms of Ms. Ann S. Lieff and Mr. Danny W. Gurr expire at this Annual Meeting. The Board has nominated each for reelection as a director to serve for a three-year term expiring at our Annual Meeting in 2013, or until a successor is elected and qualified or until the resignation, death or removal of Ms. Lieff or Mr. Gurr.
In order to be elected a director, a nominee must receive a plurality of the votes of the shares of common stock having voting power present or represented by proxy at the Annual Meeting.
Each nominee has indicated his or her willingness to serve as a member of the Board if elected; however, if a nominee becomes unavailable for election to the Board for any reason not presently known or contemplated, the proxy holders have discretionary authority to vote the proxy for a substitute nominee. Proxies cannot be voted for more than one nominee for each director position to be filled at the Annual Meeting.
Set forth below is information as to the nominees for election at the Annual Meeting, and each of the directors whose term of office will continue after the Annual Meeting, including their ages, present principal occupations, other business experiences during the last five years, membership on committees of the Board and directorships in other companies.
The Board recommends a vote FOR the nominees listed below for election as directors (Proposal 1 on the proxy card.)
Nominees for Election to the Board of Directors
Ann S. Lieff, age 58, has served as a director of Hastings since December 2001 and is a member of our Audit Committee, our Compensation Committee, and our Director Nominating Committee. Ms. Lieff is the founder of The Lieff Company, a business consulting firm, and has been its President since 1998. Ms. Lieff currently serves as a board member of Herzfeld Caribbean Basin Fund, Inc. and Birks & Mayors Inc., primarily a jewelry designer. Ms. Lieff also served as a Board member of Claires Stores, Inc., a costume jewelry and accessory retailer, from 2003 through 2007.
Danny W. Gurr, age 52, has served as a director of Hastings since September 2005 and is the Chairman of our Compensation Committee and a member of our Director Nominating Committee. Mr. Gurr is a management consultant and has served as a director of Cost Plus, Inc., a leading specialty retailer of casual home living and entertaining products since 1995. He also served as interim President of Cost Plus, Inc. during 2005. Since September 2004, Mr. Gurr has served as Director and President of Make Believe Ideas, Inc., a publisher of children’s books. Mr. Gurr also serves as Director of Millennium House, an Australian publishing company. From January 2002 until July 2003, Mr. Gurr served as the President of Quarto Holdings, Inc., a leading international co-edition publisher.
Other Directors Whose Terms of Office Continue After the Annual Meeting
John H. Marmaduke, age 63, has served as Hastings’ President and Chief Executive Officer since July 1976 and as Chairman of the Board since October 1993. He is a member of our Executive Committee. Mr. Marmaduke’s current term as director expires in 2012. Mr. Marmaduke also serves on the Board of Directors of Entertainment

Merchants Association. Mr. Marmaduke received the 1998 Ernst & Young Entrepreneur of the Year award for the Southwest Retail/Consumer Products Industry. Mr. Marmaduke has been active in the entertainment retailing industry with us and our predecessor company for over 30 years.
Jeffrey G. Shrader, age 59, has served as a director of Hastings since October 1992 and is a member of our Executive Committee. Mr. Shrader’s current term as director expires in 2012. Mr. Shrader has been a shareholder in the law firm of Sprouse Shrader Smith, P.C. in Amarillo, Texas since January 1993. Mr. Shrader served as a director of Parallel Petroleum Corporation from 2001 until 2009 and Chairman of its Board of Directors from August 2007 to December 2009, when Parallel Petroleum Corporation was acquired by a private company.
Daryl L. Lansdale, age 69, has served as a director of Hastings since March 2001 and is a member of our Audit Committee, our Compensation Committee, and our Director Nominating Committee. Mr. Lansdale’s current term as director expires in 2011. Since 2002, Mr. Lansdale has been a consultant and a private investor. Mr. Lansdale was President of Rush Retail Centers, a farming and ranching products retailer, from March 1998 to January 2002.
Frank O. Marrs, age 65, has served as a director of Hastings since April 2003 and is the Chairman of our Audit Committee and a member of our Director Nominating Committee and Executive Committee. Mr. Marrs’ current term as director expires in 2011. Mr. Marrs has served as Chief Executive Officer of Gupton Marrs International, a risk-management advisory firm, since 2001. Prior to that, Mr. Marrs was employed by KPMG LLP, an accounting and advisory firm, serving in several leadership positions, including National Managing Partner of Audit.
CORPORATE GOVERNANCE
Board Leadership Structure
Mr. Marmaduke serves as both Chairman and Chief Executive Officer for Hastings. We feel that Mr. Marmaduke’s combined roll as Chairman and Chief Executive Officer promotes unified leadership and direction for the Board of Directors and Hastings’ executive management and it allows for a single, clear focus for the chain of command to execute the Company’s key strategic initiatives and business plans.
While the roles of Chairman and Chief Executive Officer are combined, our independent directors meet in executive session in conjunction with regularly scheduled Board of Directors meetings and more frequently as deemed necessary. In these meetings, the independent directors are able to speak freely, without the influence of management. An independent member of our Executive Committee meets with the CEO to discuss any items that may arise during executive sessions.
On March 26, 2010, our non-management directors elected Mr. Shrader as the independent director who will serve as Lead Director. The Lead Director will preside at regularly scheduled executive sessions of non-management directors. The responsibilities of the Lead Director will include the following:
▪	preside at all meetings of the Board of Directors where the Chairman is not present;

▪	preside at all executive sessions of the independent directors;

▪	call meetings of the independent directors, as deemed necessary;

▪	meet on a regular basis with the Chief Executive Officer;

▪	serve as the liaison between the Chief Executive Officer and the independent directors;

▪	approve meeting agendas and schedules for the Board of Directors;

▪	review information sent to the Board of Directors; and

▪	meet with shareholders as necessary.

Director Independence
The NASDAQ Stock Market LLC (“NASDAQ”) has adopted independence standards for companies listed on NASDAQ, including Hastings. These standards require that a majority of the Board and each member of the audit, compensation and director nominating committees be “independent” within the meaning of the standards, subject to certain limited exceptions. The Board, applying the NASDAQ standards, has determined that four of our six directors, Ms. Lieff and Messrs. Gurr, Lansdale and Marrs, are independent and that no relationship exists as to any such independent director that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out his or her responsibilities. In addition, each member of the Audit Committee qualifies under the special standards established by the Securities and Exchange Commission (“SEC”) for members of audit committees. Accordingly, the Board has determined that the Board of Directors and committees of Hastings meet applicable independence standards of NASDAQ and the SEC.
Board of Directors’ Role in Risk Oversight
Our Board of Directors oversees the business of the Company, including Chief Executive Officer and executive management performance and risk management, to assure that the long-term interests of shareholders are being served. Management routinely meets with the Board of Directors to discuss and review significant business risks and Company strategies. Additionally, executive management presents the Company’s five-year strategic plan to the Board on an annual basis for review.
While the Board of Directors retains the primary oversight responsibility for the risk management process, certain committees of the Board also have responsibility for risk management. The Audit Committee focuses on assessing and mitigating financial risk, including internal controls, and receives an annual risk assessment report, primarily relating to Sarbanes-Oxley Section 404 and financial risks, from the Company’s internal auditors. Additionally, the Audit Committee, during a meeting with management in December 2009, requested from the Director of Internal Audit, that a formal enterprise-wide risk report be prepared, which was presented to the Audit Committee and the full Board of Directors at their respective meetings on March 25, 2010. The enterprise-wide risk report allows the Audit Committee to monitor not only financial risks, but also strategic, operational and compliance related risks that the Company faces. Going forward, an enterprise-wide risk analysis will be presented to the Audit Committee quarterly, and an in-depth review of the enterprise-wide risk report will be presented to the Audit Committee annually. In addition to the Audit Committee’s role in risk management, in setting compensation, the Compensation Committee strives to create incentives that encourage a level of risk-taking behavior that is consistent with the Company’s business strategy.
Nomination of Directors
Minimum Qualifications of Directors
We have not adopted specific qualification criteria for directors except to the extent required to meet applicable legal, regulatory and stock exchange requirements, including, but not limited to, the independence requirements of the NASDAQ and the SEC, as applicable. Nominees for director will be selected on the basis of outstanding achievement in their personal careers; wisdom; integrity; ability to make independent, analytical inquiries; understanding of the business environment; and willingness to devote adequate time to Board duties. While the selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, the Director Nominating Committee believes that each director should have an understanding of (i) our principal operational and financial objectives and plans and strategies, (ii) the results of operations and financial condition of Hastings and our business, and (iii) the relative standing of Hastings and our product categories in relation to our competitors.
Director Nomination Process
The Director Nominating Committee is responsible for making recommendations to the Board regarding nominees for election to the Board. It seeks to identify and recruit the best available Board candidates by evaluating qualified Board candidates submitted by incumbent directors, shareholders, Hastings’ management or third party search firms. When it is necessary to fill a Board vacancy or elect an additional Board member, the Director Nominating

Committee will request that each incumbent director submit a list of potential candidates for consideration. The Director Nominating Committee also will consider candidates submitted by shareholders (see “Consideration of Shareholder Nominated Directors” below), or submitted by our management. If the Director Nominating Committee deems it necessary, it will retain an independent third party search firm to provide potential candidates. The Director Nominating Committee will then evaluate each potential candidate’s educational background, employment history, outside commitments and other relevant factors to determine whether he or she is qualified to serve on the Board. Each nominee should possess professional and personal experiences and expertise relevant to our retail environment. Additionally, though the Director Nominating Committee does not have a formal policy with respect to the consideration of diversity in identifying nominees, as a matter of practice the Director Nominating Committee considers the contribution that each nominee would make to the board of directors’ overall diversity. We consider diversity to mean a variety of opinions, perspectives, personal and professional experiences and backgrounds. The Director Nominating Committee will evaluate qualified shareholder nominees on the same basis as those submitted by Board members, our management, third party search firms or other sources.
If the process yields one or more desirable Board candidates, the Director Nominating Committee will rank them by order of preference based on each candidate’s respective qualifications and our Company’s needs. A member of the Director Nominating Committee will then contact the preferred candidate or candidates to evaluate their potential interest and schedule an interview with the entire Director Nominating Committee. All interviews will be held in person and will be conducted by the Director Nominating Committee members. Based upon interview results and appropriate background checks, the Director Nominating Committee will re-evaluate the candidate at a committee meeting and vote on its recommendation to the Board. If a majority of the Director Nominating Committee members vote to recommend the candidate, the Board will be promptly notified of such recommendation.
When nominating a sitting director for re-election at an annual meeting, the Director Nominating Committee will consider the director’s performance on the Board and the director’s qualifications in respect of the criteria referred to above. The Director Nominating Committee may determine that it is not necessary to meet formally in order to conduct this evaluation.
Consideration of Shareholder Nominated Directors
The Director Nominating Committee will consider potential nominees submitted by shareholders, and, if nominated by the Committee and our Board, such persons will be included in our proxy statement. Any shareholder may submit a candidate for consideration by sending the following information to the Corporate Secretary, Hastings Entertainment, Inc., 3601 Plains Boulevard, Amarillo, Texas 79102: (i) shareholder’s name, number of shares owned, length of period held, and proof of ownership; (ii) name, age and address of candidate; (iii) a detailed resume describing, among other things, the candidate’s educational background, occupation, employment history for at least the previous five years, and material outside commitments (e.g., memberships on other boards and committees, charitable foundations, etc.); (iv) a supporting statement which describes the candidate’s reasons for seeking election to the Board; (v) a description of any arrangements or understandings between the candidate and Hastings; (vi) the other information required to be provided by such shareholder per Section 2.5(b) of our Amended and Restated Bylaws (our “Bylaws”) and (vii) a signed statement from the candidate, confirming his/her willingness to serve on the Board. In order for our Board to consider a candidate submitted by a shareholder, the foregoing information must be received not less than 90 days, nor more than 120 days, prior to a meeting of shareholders for the election of Directors; provided, that if less than 40 days’ notice of such meeting is given to shareholders, the foregoing information must be received no later than the 10th day following the day on which notice of the date of such meeting was mailed or publicly disclosed. The Corporate Secretary will promptly forward such materials to a member of the Director Nominating Committee. The Corporate Secretary also will maintain copies of such materials for future reference by the Director Nominating Committee when filling Board positions.
Shareholder Nominations of Directors
Section 2.5 of our Bylaws also permits a shareholder to propose a candidate at an annual meeting of shareholders who is not otherwise nominated by the Board of Directors through the process described above if the shareholder complies with the advance notice, information and consent provisions contained in our Bylaws. To comply with the advance notice provision of our Bylaws, a shareholder who wishes to nominate a director at the 2011 Annual Meeting must provide written notice not less than fifty days prior to such meeting. The notice must contain the information required by Section 2.5(a) of our Bylaws. A shareholder may contact our Corporate Secretary to obtain a copy of Section 2.5(a).

Shareholder Communication with the Board of Directors
Shareholders and other interested persons seeking to communicate with the Board should submit any communications in writing to the Corporate Secretary, Hastings Entertainment, Inc., 3601 Plains Boulevard, Amarillo, Texas 79102. Any such communication must state the number of shares beneficially owned by the shareholder making the communication. The Corporate Secretary will forward such communication to the full Board or to any individual director or directors to whom the communication is directed.
Code of Conduct
The Company has adopted a Code of Conduct, which is applicable to and signed by all executive officers and employees upon beginning employment with the Company. The Code of Conduct is currently available on our website, www.goHastings.com. The Audit Committee Charter, the Compensation Committee Charter, the composition of each Board committee and director biographies are also available on our website.
MEETINGS AND COMMITTEES OF THE BOARD
Meetings of Independent Directors
Our independent directors meet in executive session in conjunction with regularly scheduled Board of Directors Meetings and more frequently as deemed necessary.
Board Meetings
During fiscal 2009, our Board held fourteen meetings, ten of which were telephonic. During fiscal 2009, each incumbent director participated in at least 83% of the aggregate number of meetings of the Board and applicable Committee meetings held during the period for which he or she was a director.
Committees
Our Board has an Audit Committee, a Compensation Committee, a Director Nominating Committee, and an Executive Committee.
•	The Audit Committee undertakes a variety of activities designed to assist our Board in fulfilling its oversight role regarding the professional services and independence of Hastings’ independent registered public accounting firm and our accounts, procedures and internal controls. The Audit Committee acts pursuant to a charter that was adopted and became effective December 5, 2003. The Audit Committee is responsible for (i) appointing the independent registered public accounting firm, (ii) reviewing the scope of, and approving in advance the fees for, the annual audit and any non-audit services, (iii) reviewing with Hastings’ independent registered public accounting firm Hastings’ corporate accounting practices and policies, (iv) reviewing Hastings’ independent registered public accounting firms’ final report, (v) establishing the scope of procedures for, supervising and evaluating the internal audit department, (vi) reviewing with internal auditors and the independent registered public accounting firm overall accounting and financial controls, (vii) being available to the independent registered public accounting firm during the year for consultation purposes, (viii) reviewing the annual audited and quarterly unaudited financial statements with management and the independent registered public accounting firm, including disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations;” (ix) approving our earnings press releases and reviewing with the Chief Financial Officer financial information and earnings guidance provided by Hastings; (x) discussing with the independent registered public accounting firm all matters required by generally accepted auditing standards, including those described in

Statement of Auditing Standards No. 61, as amended, “Communication with Audit Committees;” and (xi) establishing and maintaining procedures for receiving, retaining and tracking confidential and anonymous complaints about our accounting, internal controls or other auditing matters.
The current members of our Audit Committee are Frank O. Marrs (Chair), Daryl L. Lansdale, and Ann S. Lieff. All current members of the Audit Committee are independent as defined by the relevant rules of the SEC and NASDAQ. In addition, the Board has determined that each current member of the Audit Committee is financially literate and that Mr. Marrs is an “audit committee financial expert” as defined by regulations promulgated by the SEC. During fiscal 2009, the Audit Committee met nine times.

•	The Compensation Committee, among other things, recommends the compensation of our executive officers and recommends grants of options and other awards under our incentive stock plans for consideration by the Board of Directors. See the “Compensation Discussion and Analysis” Section of this annual proxy statement. Compensation Committee members for fiscal 2009 were Danny W. Gurr (Chair), Daryl L. Lansdale, and Ann S. Lieff, all of whom were eligible to serve on the Compensation Committee under the NASDAQ independence standards during the period of their respective service. The Compensation Committee acts pursuant to a Charter that was adopted and became effective April 20, 2005. The Compensation Committee met four times in fiscal 2009.

•	The Director Nominating Committee formally nominates individuals for consideration as directors and makes recommendations to the Board of Directors regarding the size, composition and committees of the Board. A charter has not yet been adopted for the Director Nominating Committee. The current members of the Director Nominating Committee are Daryl L. Lansdale, Ann S. Lieff, Danny W. Gurr, and Frank O. Marrs, all of whom meet the independence standards of NASDAQ. The Director Nominating Committee did not meet during fiscal 2009.

•	The Executive Committee was reestablished in fiscal 2006. The Executive Committee has the authority, between meetings of the Board of Directors, to take all actions with respect to the management of the Company’s business that require action by the Board of Directors, except with respect to certain specified matters that by law must be approved by the entire Board of Directors. A charter has not yet been adopted for the Executive Committee. The current members of the Executive Committee are Frank O. Marrs, Jeffrey G. Shrader, and John H. Marmaduke. The Executive Committee did not meet during fiscal 2009.
Compensation Committee Interlocks and Insider Participation
The current members of our Compensation Committee are Messrs. Gurr and Lansdale, and Ms. Lieff. There are no interlocks, as defined in applicable SEC rules. No officer or former officer of Hastings is a member of the Compensation Committee.
Board Attendance at the Annual Meeting
Our Board members are encouraged to attend the Annual Meeting of Shareholders, and we generally schedule a Board meeting on the same day as the Annual Meeting to facilitate their attendance. All six board members were in attendance for the 2009 Annual Meeting, held on June 3, 2009.

COMPENSATION DISCUSSION AND ANALYSIS
Overview of Compensation Program
The Compensation Committee of the Board has responsibility for establishing, implementing, and continually monitoring adherence with the Company’s compensation philosophy. The Committee ensures that the total compensation paid to the Company’s executives is fair, reasonable and competitive.
Compensation Philosophy and Objectives
Our compensation program is designed to attract, motivate, reward and retain management talent that Hastings needs in order to achieve its business goals. We intend to reward executives for achieving short-term and long-term goals, to link executive and shareholder interests through equity-based compensation and to provide a compensation package that recognizes individual contributions and company performance. A meaningful portion of each executive’s total compensation is intended to be based and contingent upon our annual and long-term performance.
Our success depends on attracting and retaining executives who have developed the skills and expertise required to lead and manage a multimedia entertainment retailer. Our philosophy is to provide our executives with competitive base salaries, rewards for performance and accomplishments on a semi-annual basis and incentives to meet long-term objectives.
Role of Executives in Establishing Compensation
Of our named executive officers, only our Chief Executive Officer provides the Compensation Committee with his recommendations for changes to compensation packages or policies of the other named executive officers. The Compensation Committee values the Chief Executive Officer’s opinion as to compensation decisions because he is in a position to see the day-to-day activities of the named executive officers reporting directly to him and because he desires to preserve the competitiveness of our compensation packages in relation to peer companies.
Impact of Section 162(m) of the Internal Revenue Code
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), generally limits the federal tax deductibility of compensation paid to our Chief Executive Officer and our four other highest paid officers to $1,000,000, but it provides an exception to the limitation for certain performance-based compensation. While we believe that the compensation paid under our plans should be fully deductible for federal income tax purposes, the Compensation Committee retains the authority to evaluate the performance of our named executive officers and pay appropriate compensation, even if some compensation will not be deductible under Section 162(m).
Compensation Components
We pay for performance based on an individual’s level of responsibility. We motivate performance by recognizing the performance period’s results and by providing incentives for improvement in the future. The four major components of our compensation program are base salary, incentive bonus awards made on a semi-annual basis, long-term incentive awards and supplemental executive retirement plan contributions. Although not a major portion of compensation, we also provide our executive officers and some other employees with certain other benefits such as a health club membership, country club dues, reimbursement for membership dues in business related organizations and limited administrative assistance for personal use, among other items. The Compensation Committee does not consider the monetary value of these additional benefits to be material. When an actual cost is associated with a benefit, such as a health club membership, that cost is included in the total compensation shown for the executive in the Summary Compensation Table provided below.
Base Salary. Our compensation philosophy is to make cash compensation competitive with other companies of comparable size and operating locations in order to help motivate and retain executive officers and provide a strong incentive to achieve our specific goals. Initially, other than his own base salary, our Chief Executive Officer recommends base salary amounts to the Compensation Committee. Since our general headquarters and most of our retail operations are not located in large metropolitan areas, our salary ranges are targeted at the median level of our peer group. In determining the base salaries of executives, the Compensation Committee considers a variety of factors, including our Company’s overall financial performance, competitive positioning (comparing Hastings’ salary structure with salaries paid by other companies, including entertainment and non-entertainment retailing companies) and our business performance. We also consider a number of objective and subjective factors unique to each individual, including the executive’s performance, job responsibilities, current and long-term value to Hastings, length of service and qualifications. These factors vary in importance and are not necessarily weighted equally. Periodically, the Compensation Committee, with the help of the Company’s Human Resources Department, undertakes a market evaluation of the compensation of the Company’s executives. The last market evaluation was performed in fiscal 2007, with data provided by the Economic Research Institute (“ERI”). During fiscal 2009, the Company continued its freeze on raises for all employees and executives. Except for Mr. Van Ongevalle, who received an increase in minimum compensation related to his promotion from Senior Vice President of Merchandising to Executive Vice President of Merchandising, no executive officers received an increase in minimum compensation. Mr. Van Ongevalle went from a minimum compensation of $246,745 prior to his promotion to a minimum compensation of $250,000 following the promotion.
Incentive Awards Made on a Semi-Annual Basis. A portion of an executive officer’s income is based upon the Corporate Officer Incentive Program (“COIP”). This program provides for an incentive cash payment (“ICP”) to be paid to an executive officer (participant) based upon the Company’s achieving certain financial incentive targets. The index amount of the ICP for a participant is expressed as a percentage of the participant’s base salary. Generally, the higher the level of an officer’s responsibility with Hastings, the greater the index percentage will be.
Each fiscal year is divided into two separate six-month performance periods, and an ICP is determined for each period. A participant’s ICP presently may be as high as 295% or as low as 0% (performance percentage) of his index amount depending upon the degree the Company exceeds or fails to achieve the financial incentive target for the performance period. In order to obtain the maximum ICP of 295%, the Company must achieve financial targets 42.5% in excess of planned financial targets for the period. Amounts payable under the COIP are variable, and thus a significant portion of each officer’s annual compensation is essentially “at risk”. By placing a certain amount of direct pay “at risk” we are able to align executive compensation with shareholder interests. “At risk” means an executive will not realize a value unless certain performance goals are met.
The following table reports the stated bonus percentage for each named executive officer employed at August 1, 2009. There have not been any changes in the bonus percentages from the prior year, with the exception of Alan Van Ongevalle, whose percentage increased from 40% to 60% in relation to his promotion from Senior Vice President of Merchandising to Executive Vice President of Merchandising.

COIP Bonus
Percentage
John H. Marmaduke	100%
Dan Crow	40%
Alan Van Ongevalle	60%
Sue Dasse	30%
Kevin Ball	25%
For each of the performance periods in fiscal 2009, the financial incentive targets for COIP were based upon comparable-store revenue growth and operating income growth benchmarked against the Company’s internal budget. Stores included in the comparable-store revenue calculation are those stores that have been open for a minimum of 60 weeks. Operating income is defined as income before taxes, interest, and other non-operating items. Within 90 days after the end of each performance period, each participant’s base salary for the period is multiplied by the participant’s index percentage and the performance percentage to determine the participant’s ICP for the performance period in question. Due to seasonality in our revenues and operating income, the Compensation Committee implemented a weighting factor to the payout of ICP amounts. For the first six-month performance period, each participant’s ICP payout is multiplied by 75%, and for the second six-month period each participant’s ICP payout is multiplied by 125%. In fiscal 2009, during the first six-month performance period, the performance percentage realized was 0%. In the second six-month performance period the performance percentage realized was 0%.

The Compensation Committee is authorized to amend or make variations from the approved COIP performance grid if the Compensation Committee determines that applying the grid does not fairly compensate executives for Company performance. Additionally, the Compensation Committee has bestowed upon the CEO the authority to grant one-time discretionary bonuses, in order to reward individual executives for services that are above and beyond the call of duty. For the first six-month performance period, the CEO awarded a total of $50,000 in discretionary bonuses, divided equally among all executives who participated in the COIP. The economic recession had an impact on financial results during fiscal 2009. In spite of the recession, management focused on maintaining a strong balance sheet including managing inventory and long-term debt, and maintaining strong cash flow from operations. This, along with the Company’s current trend in sales relative to our competition led the Compensation Committee to determine that applying the grid did not fairly compensation executives for Company performance during the second half of 2009. As a result, for the second six-month performance period, the Compensation Committee approved discretionary executive bonuses totaling $190,000.
Long-term Incentive Awards. Long-term incentive awards are intended to develop and retain strong management through Company stock ownership. Stock options, grants, and restricted stock units are the primary long-term incentives granted to executive officers and some of our other key employees. The Compensation Committee believes that a significant portion of officers’ compensation should depend on value created for the shareholders. Options, performance based restricted stock, and restricted stock unit grants are an excellent way to accomplish this because they tie the officers’ interests directly to the shareholders’ interests. Relative to other types of equity awards, stock options generally provide our executive officers and employees with a better incentive to grow our stock price because optionees will realize value from the stock options only to the extent that our stock price increases.
The number of options, performance based restricted stock awards, or restricted stock units granted to officers is based upon individual performance and level of responsibility. Option grants, performance based restricted stock grants, and restricted stock unit grants must be of sufficient size to provide a strong incentive for executives to work for long-term business interests and to become significant owners of the business. The Compensation Committee reviews information for long-term compensation awards and endeavors to make grants that provide the necessary incentive to attract and retain qualified executives. Stock options, performance-based stock grants, and restricted stock unit grants are reviewed annually by the Compensation Committee, during its December meeting. Generally, at that time, any new options, restricted stock awards, or restricted stock units will be awarded based upon the Compensation Committee’s review and evaluation. From time to time, the Compensation Committee may defer a decision for a period of time to perform further analysis before awarding any new options, performance based restricted stock awards, or restricted stock units.
Supplemental Executive Retirement Plan (“SERP”). In fiscal 2006, the Company adopted a nonqualified deferred compensation SERP to serve as supplemental income for executives who retire from the Company. For each executive 50 years or older, 10% of his or her annual salary and bonus will be contributed yearly to the participant’s SERP account. For each executive under 50 years old, 5% of his or her annual salary and bonus will be contributed. For each executive whose age and service totaled 60 years at December 31, 2006, the Company will for the five years beginning with 2006 and ending with 2010 contribute an additional 10% of the participant’s annual salary and bonus. A participant will be fully vested in his or her SERP account when the participant’s age plus his or her years of service total 60 years, or upon death, disability, or involuntary termination without cause. The Company will credit interest to each participant’s account at an annual rate equal to the Moody’s Long-Term Corporate AA Bond yield as of January 1 of each plan year. The rate was 5.49% as of January 1, 2010.
Other. The Company historically has owned a house in New Mexico that may be used by salaried employees with tenure, executive officers, and invited guests. When and if an executive officer or employee stays in the house, the rental value of the stay is included as compensation to the executive officer or employee for tax purposes. Hastings also owns an aircraft. If any part of an executive officer or employee’s use of the aircraft involves personal use, the value of the personal portion of the flight, determined by the variable cost of the personal use, is included as compensation to the executive officer or employee for tax purposes and presented in the Summary Compensation Table under “Other Compensation”. Such variable costs approximate $450 per hour.

The Compensation Committee, and the Board, believes the Company’s compensation policies and practices for its named executive officers, as well as those relating to all employees generally across the Company, are not reasonably likely to create inappropriate management risk-taking that could have a material adverse effect on the Company. The Compensation Committee believes that the Company’s compensation policies and practices are well-balanced between the cash/equity mix utilized to provide incentives to achieve both short-term and long-term business objectives. This practice is considered appropriate to help ensure a reasonable relationship between the annual and long-term compensation elements and it is not considered to create incentives for excessive or imprudent risk-taking by management. To the contrary, the Compensation Committee believes that the Company’s compensation policies and practices actually serve to ensure a long-term value creation focus by management.
COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2010.
THE COMPENSATION COMMITTEE
Danny Gurr, Chairman
Daryl L. Lansdale
Ann S. Lieff

SUMMARY COMPENSATION TABLE
The following table sets forth information concerning the annual and long-term compensation earned during the last three fiscal years by our Chief Executive Officer and each of our four other most highly compensated officers during fiscal 2009 (collectively, the “named executive officers”).

						Non-Equity
						Incentive	Nonqualified
				Stock	Option	Plan	Deferred	All Other	Total
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation	Compensation
Position	Year	($)	($)(1)	($) (2)	($) (2)	($) (3)	Earnings ($)(4)	($) (5)	($)

John H. Marmaduke	2009	$442,000	$56,250	$188,442	$44,836	$—	$114,960	$17,151 (6)	$863,639
Chairman of the Board, President	2008	430,789	—	—	19,055	309,500	167,333	14,938	941,615
and Chief Executive Officer	2007	421,292	—	—	56,972	290,000	147,682	23,136	939,082

Dan Crow	2009	239,701	36,250	87,442	37,708	—	59,784	4,044	464,929
Vice President and	2008	236,360	—	—	11,112	67,078	69,198	7,799	391,547
Chief Financial Officer	2007	217,940	—	—	30,566	60,149	57,815	7,495	373,965

Alan Van Ongevalle	2009	250,000	46,250	122,295	47,135	—	15,341	4,382	485,403
Executive Vice President of	2008	245,079	—	—	18,520	68,934	17,668	6,951	357,152
Merchandising	2007	219,600	25,000	—	40,754	60,149	15,592	7,344	368,439

Sue Dasse(7)	2009	200,000	26,250	44,681	28,281	—	21,589	80,575 (8)	401,376
Vice President of Stores	2008	138,461	—	—	78,820	24,148	14,723	231	256,383
	2007	—	—	—	—	—	—	—	—

Kevin Ball	2009	173,862	21,250	48,445	18,854	—	21,036	2,292	285,739
Vice President of Marketing	2008	171,677	—	—	7,408	31,902	22,877	4,331	238,195
	2007	173,886	—	—	20,377	29,994	20,421	4,347	249,025

(1)	For fiscal 2009, these amounts represent the award of bonuses at the discretion of the CEO and the Compensation Committee. Please see the “Compensation Discussion and Analysis” section of this annual proxy statement for more discussion regarding the reasoning behind the Compensation Committee’s decision to award discretionary bonuses in fiscal 2009. For fiscal 2007, this amount includes a one-time bonus awarded at the discretion of the Chief Executive Officer. The Compensation Committee has bestowed upon the CEO the authority to grant one-time discretionary bonuses, in order to reward individual executives for services that are above and beyond the call of duty. All other bonus payments are reported under “Non-Equity Incentive Plan Compensation” in this Summary Compensation Table.

(2)	The amounts shown for Stock Awards and Option Awards reflect the aggregate grant date fair value of the stock and option awards granted in the respective fiscal year as computed in accordance with ASC 718, excluding the effect of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of these amounts are included in Note 13, “Stock-Based Compensation” in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2010. These amounts reflect the valuation method recently adopted by the Securities and Exchange Commission (“SEC”), which is the aggregate grant date fair value of the equity awards, rather than the dollar amounts recognized that year for financial statement reporting purposes, as previously required. The new aggregate grant date fair value method applies to previous years in the table as well. As such, in the year of a grant, the full aggregate grant date fair value appears, rather than the portion being expensed for financial statement purposes in that year. As a result, the amounts listed under Stock Awards and Option Awards for 2008 and 2007 are calculated differently this year, causing them to vary from the amounts included in previous Company proxy statements.

(3)	The amounts shown reflect payments under the Corporate Officer Incentive Plan (“COIP”). Please see the “Compensation Discussion and Analysis” section of this annual proxy statement for more information regarding the Company’s COIP and the 2009 COIP awards and performance measures.

(4)	The amounts shown reflect contributions and earnings credited to the named executive’s Supplemental Executive Retirement Plan (“SERP”). Please see the “Compensation Discussion and Analysis” for more information regarding the Company’s SERP.

(5)	Amounts shown primarily include matching amounts paid by Hastings to the named executive’s 401(k) Plan account, annual contributions paid by Hastings to the named executive’s Associate Stock Ownership Plan account, amounts for health club and program benefits, country club dues, moving expense reimbursements, taxable usage of the Company plane, and taxable use of the Company house in Taos, New Mexico.

(6)	This amount includes perquisites and other personal benefits consisting of health club and health program dues, neither of which exceeded the greater of $25,000 or 10% of total perquisites and other personal benefits, personal usage of the Company airplane totaling $12,709, and matching contributions paid by the Company for Mr. Marmaduke’s 401(k) Plan account of $3,675.

(7)	Sue Dasse joined Hastings as Vice President of Stores on May 19, 2008.

(8)	This amount includes perquisites and other personal benefits consisting of health program dues and matching contributions paid by the Company for Ms. Dasse’s 401(k) Plan, neither of which exceeded the greater of $25,000 or 10% of total perquisites and other personal benefits, and moving expense reimbursements totaling $78,957.

GRANTS OF PLAN-BASED AWARDS
The following table sets forth information concerning stock and option awards and equity and non-equity incentive plan awards granted to our named executive officers during the fiscal year ended January 31, 2010.

								All
								Other
								Stock	All Other		Grant
								Awards:	Option		Date
								Number	Awards:		Fair
		Estimated Future			Estimated Future			of	Number	Exercise	Value
		Payouts Under			Payments Under			Shares	of	or Base	of Stock
		Non-Equity Incentive			Equity Incentive			of	Securities	Price of	and
		Plan Awards (1)			Plan Awards			Stock or	Underlying	Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units(2)	Options	Awards	Awards(3)
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/sh)	($)

John H. Marmaduke	08/01/09	—	$442,000	$1,303,900	—	—	—	—	—	—	N/A
	07/14/09	—	—	—	—	—	—	3,193	—	—	$2,249
	07/14/09	—	—	—	—	—	—	7,733	—	—	$9,536
	07/14/09	—	—	—	—	—	—	315	—	—	—
	07/14/09	—	—	—	—	—	—	2,267	—	—	$2,797
	07/14/09	—	—	—	—	—	—	6,352	—	—	$14,610
	07/14/09	—	—	—	—	—	—	5,557	—	—	$10,500
	12/04/09	—	—	—	—	—	—	35,000	—	—	$148,750
	12/04/09	—	—	—	—	—	—	—	30,000	$4.675	$44,836

Dan Crow	08/01/09	—	$95,880	$282,847	—	—	—	—	—	—	N/A
	07/14/09	—	—	—	—	—	—	5,000	—	—	$3,524
	07/14/09	—	—	—	—	—	—	1,682	—	—	$2,074
	07/14/09	—	—	—	—	—	—	7,652	—	—	$9,439
	07/14/09	—	—	—	—	—	—	2,500	—	—	$1,139
	07/14/09	—	—	—	—	—	—	3,333	—	—	$2,348
	07/14/09	—	—	—	—	—	—	2,222	—	—	$2,292
	07/14/09	—	—	—	—	—	—	2,500	—	—	—
	07/14/09	—	—	—	—	—	—	2,333	—	—	$2,876
	12/04/09	—	—	—	—	—	—	15,000			$63,750
	12/04/09	—	—	—	—	—	—	—	20,000	$4.25	$37,708

Alan Van Ongevalle	08/01/09	—	150,000	$442,500	—	—	—	—	—	—	N/A
	07/14/09	—	—	—	—	—	—	3,333	—	—	—
	07/14/09	—	—	—	—	—	—	2,779	—	—	$2,868
	07/14/09	—	—	—	—	—	—	2,500	—	—	$1,139
	07/14/09	—	—	—	—	—	—	5,000	—	—	$3,524
	07/14/09	—	—	—	—	—	—	4,000	—	—	$4,933
	07/14/09	—	—	—	—	—	—	1,000	—	—	$1,233
	07/14/09	—	—	—	—	—	—	2,859	—	—	$2,016
	07/14/09	—	—	—	—	—	—	474	—	—	$332
	12/04/09	—	—	—	—	—	—	25,000	—	—	$106,250
	12/04/09	—	—	—	—	—	—	—	25,000	$4.25	$47,135

Sue Dasse	08/01/09	—	$60,000	$177,000	—	—	—	—	—	—	N/A
	07/14/09	—	—	—	—	—	—	6,667	—	—	$2,181
	12/04/09	—	—	—	—	—	—	10,000	—	—	$42,500
	12/04/09	—	—	—	—	—	—	—	15,000	$4.25	$28,281

Kevin Ball	08/01/09	—	$43,466	$128,223	—	—	—	—	—	—	N/A
	07/14/09	—	—	—	—	—	—	1,667	—	—	$1,720
	07/14/09	—	—	—	—	—	—	3,333	—	—	$3,086
	07/14/09	—	—	—	—	—	—	1,667	—	—	—
	07/14/09	—	—	—	—	—	—	2,500	—	—	$1,139
	12/04/09	—	—	—	—	—	—	10,000	—	—	$42,500
	12/04/09	—	—	—	—	—	—	—	10,000	$4.25	$18,854

(1)	The amounts shown reflect grants of fiscal 2009 Corporate Officer Incentive Program (“COIP”) awards. In fiscal 2009, our Compensation Committee established target COIP awards, expressed as a percentage of the executive’s base salary, and Company performance measures for the purpose of determining the amount paid out under the COIP for each executive officer. The amount shown in the “target” column represents the amount payable under the COIP if target performance levels are reached. For 2009, target payments under the COIP as a percentage of the executive’s base salary were: 100% for Mr. Marmaduke; 40% for Mr. Crow; 60% for Mr. Van Ongevalle; 30% for Ms. Dasse; and 25% for Mr. Ball. The amount shown in the “maximum” column represents the maximum amount payable under the COIP, which is 295% of the target amount shown. The amount shown in the “threshold” column represents the amount payable under the COIP if only the minimum level of Company performance of the COIP is attained, which is 0% of the target amount shown. Please see the “Compensation Discussion and Analysis” for more information regarding the Company’s COIP and the 2009 COIP awards and performance measures.

(2)	Shares shown reflect restricted stock units granted to each NEO during fiscal 2009. Additionally, restricted stock units granted on July 14, 2009 were granted as part of an under-water stock option exchange that was approved by shareholders at the 2009 Annual Meeting. For more information on the under-water stock option exchange program, see Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended January 31, 2010.

(3)	The amounts included in the “Fair Value of Awards” column represent valuations for equity incentive plan awards, other stock awards, and stock option grants during fiscal 2009. Amounts for restricted stock units represent (a) the incremental fair value of restricted stock awards issued as part of an under-water stock option exchange, and (b) the grant date fair value of all other restricted stock units, which was calculated as the average of the opening and closing prices of Hastings Common Stock on the grant date. Amounts for stock option grants represent the full grant date fair value of the awards computed in accordance with ASC 718. For a discussion of valuation assumptions, see Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended January 31, 2010.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
									Equity
									Incentive
								Equity	Plan
			Equity					Incentive	Awards:
			Incentive					Plan	Market or
			Plan					Awards:	Payout
			Awards:				Market	Number of	Value of
	Number of	Number of	Number of			Number of	Value	Unearned	Unearned
	Securities	Securities	Securities			Shares or	of Shares	Shares,	Shares,
	Underlying	Underlying	Underlying			Units of	or Units	Units or	Units or
	Unexercised	Unexercised	Unexercised	Option	Option	Stock that	of Stock	other Rights	Other Rights
	Options	Options	Unearned	Exercise	Expiration	have not	that have	that have	that have
Name	Exercisable	Unexercisable (1)	Options	Price	Date	Vested	not Vested(2)	not Vested	not Vested

John H. Marmaduke	75,000	—	—	$3.00	08/07/11	6,352	$26,932	—	—
	3,750	—	—	$3.72	07/24/13	5,557	$23,562	—	—
	31,509	—	—	$3.39	07/24/13	2,267	$9,612	—	—
	4	23,333	—	$1.86	12/05/13	315	$1,336	—	—
	—	30,000	—	$4.68	12/04/14	3,193	$13,538	—	—
	11,663	—	—	$1.69	12/05/18	7,733	$32,788	—	—
	—	—	—	—	—	35,000	$148,400	—	—
Dan Crow	12,000	—	—	$3.25	08/01/10	3,750 (3)	$15,900	—	—
	8,000	—	—	$3.00	08/07/11	3,333	$14,132	—	—
	10,000	—	—	$3.39	07/24/13	5,000	$21,200	—	—
	12,534	—	—	$3.39	07/24/13	1,682	$7,132	—	—
	2,466	—	—	$3.39	07/24/13	7,652	$32,444	—	—
	3,000	12,000	—	$1.69	12/05/18	2,500	$10,600	—	—
	—	20,000	—	$4.25	12/04/19	2,333	$9,892	—	—
	—	—	—	—	—	2,222	$9,421	—	—
	—	—	—	—	—	2,500	$10,600	—	—
	—	—	—	—	—	15,000	$63,600	—	—
Alan Van Ongevalle	30,000	—	—	$3.55	03/14/10	3,750 (3)	$15,900	—	—
	17,878	—	—	$3.39	07/24/13	2,779	$11,783	—	—
	8,122	—	—	$3.39	07/24/13	2,500	$10,600	—	—
	5,000	20,000	—	$1.69	12/05/18	4,000	$16,960	—	—
	—	25,000	—	$4.25	12/04/19	2,859	$12,122	—	—
	—	—	—	—	—	1,000	$4,240	—	—
	—	—	—	—	—	3,333	$14,132	—	—
	—	—	—	—	—	5,000	$21,200	—	—
	—	—	—	—	—	474	$2,010	—	—
	—	—	—	—	—	25,000	$106,000	—	—
Sue Dasse	3,000	12,000	—	$1.69	12/05/18	6,667	$28,268	—	—
	—	15,000	—	$4.25	12/04/19	10,000	$42,400	—	—
Kevin Ball	2,000	8,000	—	$1.69	12/05/18	3,750 (3)	$15,900	—	—
	—	10,000		$4.25	12/04/19	1,667	$7,068	—	—
	—	—	—	—	—	2,500	$10,600	—	—
	—	—	—	—	—	3,333	$14,132	—	—
	—	—	—	—	—	1,667	$7,068	—	—
	—	—	—	—	—	10,000	$42,400	—	—

(1)	Unexercisable options listed above vest at a rate of 20% per year over the first five years of the ten-year option term, except for 53,333 unexercisable options held by John H. Marmaduke, which vest at a rate of 33% per year over the first three years of a five-year option term.

(2)	Based on the closing price of our common stock as of January 31, 2010 ($4.24), as reported on NASDAQ.

(3)	The amounts shown reflect grants of performance shares under our 2006 Incentive Stock Plan. During fiscal 2007, the Company reached the performance target of $15.0 million in pre-tax operating income, excluding stock compensation expense and any special adjustments or one-time events, necessary to grant these performance shares. Restricted stock grants, once made, shall vest ratably over two years from the date on which the performance target is met, and upon vesting, the person shall be entitled to receive a certificate of such stock. Accordingly, during fiscal 2009 fifty percent of the shares vested. Prior to vesting, a person shall have no right to such stock.

OPTION EXERCISES AND STOCK VESTED
The following table sets forth the number and value of all options exercised during fiscal 2009 by the named executive officers.

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
Name	Acquired on Exercise (1)	On Exercise	Acquired on Vesting	on Vesting(2)
John H. Marmaduke	—	—	—	—
Dan Crow	—	—	3,750	$9,225
Alan Van Ongevalle	—	—	3,750	$9,225
Sue Dasse	—	—	—	—
Kevin Ball	—	—	3,750	$9,225

(1)	No stock option awards were exercised during fiscal 2009.

(2)	Value Realized is determined using the average of the opening and closing prices of Hastings Common Stock on the date the shares vested.

NON-QUALIFIED DEFERRED COMPENSATION
The Company has a plan under which eligible executive officers may defer portions of their compensation: the SERP. This plan, including the type and amount of compensation that may be deferred and the terms with respect to payouts, withdrawals, and other distributions, is described above under the heading “Compensation Discussion and Analysis.”

			Aggregate
	Executive	Registrant	Earnings	Aggregate	Aggregate
	Contributions	Contributions	During	Withdrawls/	Balance at
Name	In Last FY	in Last FY(1)	Last FY(1)	Distributions	Last FYE

John H. Marmaduke	—	$89,735	$25,225	—	$571,507
Dan Crow	—	49,190	10,594	—	250,558
Alan Van Ongevalle	—	12,718	2,623	—	62,532
Sue Dasse	—	20,625	964	—	36,312
Kevin Ball	—	18,011	3,025	—	75,186

(1)	The amounts shown in these columns are reported as 2009 Compensation in the Summary Compensation Table under the column heading “Nonqualified Deferred Compensation Earnings.”

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
Hastings has employment agreements with each of Messrs. Marmaduke, Crow, Van Ongevalle and Ball and with Ms. Dasse. Each employment agreement provides that the executive’s salary shall be determined by the Board of Directors and that the executive’s employment shall continue until terminated by either the executive or Hastings. Either Hastings or the executive has the right to terminate the employment at any time with or without cause by delivering written notice of termination to the other party. Each agreement provides for a severance payment if the agreement is terminated by Hastings without cause (as defined in the respective agreements). Under such circumstances, Mr. Marmaduke would receive his base annual salary and bonus for a period of 36 months and each of Messrs. Crow, Van Ongevalle and Ball and Ms. Dasse would receive their base annual salary and bonus for a period of 18 months following the date of termination, payable over a period and at such times as Hastings’ executives receive their regular salary and bonus payments. If the agreements are terminated either voluntarily by the executive or by Hastings with cause (as defined in the respective agreements), or by reason of death or disability, then the Executive will not be entitled to severance payments under their employment agreement.
Upon a change of control of Hastings, each executive will receive a lump sum payment equal to two times, or three times in the case of Mr. Marmaduke, the sum of 18 months worth of their annual salary and bonus, as well as payment to compensate them for the loss of long-term capital gains treatment of certain options granted to the executive. Each employment agreement provides that, in the event the executive terminates employment with Hastings, the executive may not, for a period of 18 months following termination, work for or assist a competitor of Hastings, use certain information obtained from Hastings, or induce any other executive officers or employees of Hastings to terminate their relationship with Hastings.
The following tables show potential payments to our named executive officers under employment contracts for various scenarios involving a change in control or termination of employment, assuming a January 31, 2010 termination date and, where applicable, using the closing price of our common stock ($4.24), as reported on NASDAQ.
John H. Marmaduke

				Involuntary	Involuntary	Change
Executive Payments	Voluntary	Early	Normal	not for Cause	for Cause	in
Upon Termination	Termination	Retirement	Retirement	Termination	Termination	Control	Death	Disability
Severance Payments (1)	$—	$—	$—	$1,326,000	$—	$1,989,000	$442,000	$—
Corporate Officer Incentive Program (COIP) (2)	$—	$—	$—	$1,326,000	$—	$1,989,000	$—	$—
Supplemental Executive Retirement Plan (SERP) (3)	$285,754	$285,754	$285,754	$571,507	$285,754	$571,507	$571,507	$571,507
Associate Stock Ownership Plan (ASOP) (4)	$30,842	$30,842	$30,842	$30,842	$30,842	$30,842	$30,842	$30,842
Stock Options (unvested and accelerated) (5)	$—	$—	$—	$—	$—	$55,556	$—	$—
Performance Shares (6)	$—	$—	$—	$—	$—	$—	$—	$—
Life Insurance Benefits (7)	$—	$—	$—	$—	$—	$—	$2,260,000	$—
Health and Disability Benefits (8)	$—	$—	$—	$—	$—	$—	$—	$280,000
Accrued Vacation Pay (9)	$33,607	$33,607	$33,607	$33,607	$33,607	$—	$33,607	$33,607

Dan Crow

				Involuntary	Involuntary	Change
Executive Payments	Voluntary	Early	Normal	not for Cause	for Cause	in
Upon Termination	Termination	Retirement	Retirement	Termination	Termination	Control	Death	Disability
Severance Payments (1)	$—	$—	$—	$359,552	$—	$719,103	$239,701	$—
Corporate Officer Incentive Program (COIP) (2)	$—	$—	$—	$143,821	$—	$287,641	$—	$—
Supplemental Executive Retirement Plan (SERP) (3)	$125,279	$125,279	$125,279	$250,558	$125,279	$250,558	$250,558	$250,558
Associate Stock Ownership Plan (ASOP) (4)	$18,003	$18,003	$18,003	$18,003	$18,003	$18,003	$18,003	$18,003
Stock Options (unvested and accelerated) (5)	$—	$—	$—	$—	$—	$30,600	$—	$—
Performance Shares (6)	$—	$9,450	$9,450	$9,450	$—	$9,450	$9,450	$9,450
Life Insurance Benefits (7)	$—	$—	$—	$—	$—	$—	$1,248,505	$—
Health and Disability Benefits (8)	$—	$—	$—	$—	$—	$—	$—	$190,000
Accrued Vacation Pay (9)	$15,956	$15,956	$15,956	$15,956	$15,956	$—	$15,956	$15,956
Alan Van Ongevalle

				Involuntary	Involuntary	Change
Executive Payments	Voluntary	Early	Normal	not for Cause	for Cause	in
Upon Termination	Termination	Retirement	Retirement	Termination	Termination	Control	Death	Disability
Severance Payments (1)	$—	$—	$—	$375,000	$—	$750,000	$250,000	$—
Corporate Officer Incentive Program (COIP) (2)	$—	$—	$—	$225,000	$—	$450,000	$—	$—
Supplemental Executive Retirement Plan (SERP) (3)	$—	$—	$—	$62,532	$—	$62,532	$62,532	$62,532
Associate Stock Ownership Plan (ASOP) (4)	$20,335	$20,335	$20,335	$20,335	$20,335	$20,335	$20,335	$20,335
Stock Options (unvested and accelerated) (5)	$—	$—	$—	$—	$—	$51,000	$—	$—
Performance Shares (6)	$—	$9,450	$9,450	$9,450	$—	$9,450	$9,450	$9,450
Life Insurance Benefits (7)	$—	$—	$—	$—	$—	$—	$1,300,000	$—
Health and Disability Benefits (8)	$—	$—	$—	$—	$—	$—	$—	$2,770,000
Accrued Vacation Pay (9)	$19,231	$19,231	$19,231	$19,231	$—	$19,231	$19,231	$19,231
Sue Dasse

				Involuntary	Involuntary	Change
Executive Payments	Voluntary	Early	Normal	not for Cause	for Cause	in
Upon Termination	Termination	Retirement	Retirement	Termination	Termination	Control	Death	Disability
Severance Payments (1)	$—	$—	$—	$300,000	$—	$600,000	$200,000	$—
Corporate Officer Incentive Program (COIP) (2)	$—	$—	$—	$90,000	$—	$180,000	$—	$—
Supplemental Executive Retirement Plan (SERP) (3)	$—	$—	$—	$36,312	$—	$36,312	$36,312	$36,312
Associate Stock Ownership Plan (ASOP) (4)	$—	$—	$—	$—	$—	$—	$—	$—
Stock Options (unvested and accelerated) (5)	$—	$—	$—	$—	$—	$30,600	$—	$—
Performance Shares (6)	$—	$—	$—	$—	$—	$—	$—	$—
Life Insurance Benefits (7)	$—	$—	$—	$—	$—	$—	$1,150,000	$—
Health and Disability Benefits (8)	$—	$—	$—	$—	$—	$—	$—	$1,060,000
Accrued Vacation Pay (9)	$4,157	$4,157	$4,157	$4,157	$4,157	$—	$4,157	$4,157

Kevin Ball

				Involuntary	Involuntary	Change
Executive Payments	Voluntary	Early	Normal	not for Cause	for Cause	in
Upon Termination	Termination	Retirement	Retirement	Termination	Termination	Control	Death	Disability
Severance Payments (1)	$—	$—	$—	$260,793	$—	$521,586	$173,862	$—
Corporate Officer Incentive Program (COIP) (2)	$—	$—	$—	$65,198	$—	$130,397	$—	$—
Supplemental Executive Retirement Plan (SERP) (3)	$—	$—	$—	$75,186	$—	$75,186	$75,186	$75,186
Associate Stock Ownership Plan (ASOP) (4)	$6,029	$6,029	$6,029	$6,029	$6,029	$6,029	$6,029	$6,029
Stock Options (unvested and accelerated) (5)	$—	$—	$—	$—	$—	$20,400	$—	$—
Performance Shares (6)	$—	$9,450	$9,450	$9,450	$—	$9,450	$9,450	$9,450
Life Insurance Benefits (7)	$—	$—	$—	$—	$—	$—	$919,310	$—
Health and Disability Benefits (8)	$—	$—	$—	$—	$—	$—	$—	$1,440,000
Accrued Vacation Pay (9)	$9,002	$9,002	$9,002	$9,002	$9,002	$—	$9,002	$9,002

(1)	Severance payments represent payments of base salary for a period of months as specified in the executive’s employment contract.

(2)	COIP is a semi-annual cash-based performance incentive plan under which payments are made shortly after the six month period in which performance is measured. For purposes of the above tables, the COIP numbers represent estimated cash incentives based on 100% achievement of stated performance goals. See the Compensation Discussion and Analysis section above for more information regarding the COIP.

(3)	SERP amounts shown above represent the amount that becomes vested under each of the various scenarios.

(4)	ASOP amounts shown above represent only the vested portion of each executive’s ASOP balance as of January 31, 2010.

(5)	The payments relating to stock options represent the value of unvested and accelerated stock options as of January 31, 2010, calculated by multiplying the number of accelerated options by the difference between the exercise price and the closing price of our common stock on January 31, 2010.

(6)	Amounts shown above represent performance shares for which the related performance goals have been reached. During fiscal 2007, the Company achieved the performance goal of $15 million pre-tax operating income.

(7)	Life insurance benefits represent proceeds payable directly to the beneficiary/beneficiaries of the executive’s company-provided life insurance policy.

(8)	Disability benefits represent the lesser of 70% of the executive’s annual salary or $10,000 per month, until the executive reaches 65 years of age.

(9)	Each executive will receive all accrued vacation time should such executive be involuntarily terminated, regardless of whether such termination is for cause. Should an executive’s employment cease as a result of a change in control, the executive will not receive accrued vacation.

DIRECTOR COMPENSATION
We reimburse all directors for expenses incurred in connection with their activities as directors. Our non-executive directors receive an annual cash retainer of $40,000 and an annual grant of shares of common stock valued at $10,000 for service as directors. In addition, each non-executive director receives a fee of $1,000 for each director meeting and $750 for each committee meeting attended in person or by telephone. Additional retainer fees are provided to the Chair of the Audit Committee, other Audit Committee members, and the Chair of the Compensation Committee in the amounts of $12,500; $2,500; and $2,500, respectively.
The table below summarizes the compensation paid by the Company to non-executive Directors for the fiscal year ended January 31, 2010.

					Change in Pension Value
				Non-Equity	And
				Incentive	Nonqualified
	Fees Earned or	Stock	Option	Plan	Deferred	All Other
Name (1)	Paid in Cash	Awards (2)	Awards (3)	Compensation	Compensation	Compensation	Total
Danny W. Gurr	$49,500	$10,000	$5,293	$—	$—	$—	$64,793
Daryl L. Lansdale	56,250	10,000	5,293	—	—	—	71,543
Ann S. Lieff	56,250	10,000	5,293	—	—	—	71,543
Frank O. Marrs	61,500	10,000	5,293	—	—	—	76,793
Jeffrey G. Shrader	44,000	10,000	5,293	—	—	—	59,293

(1)	John H. Marmaduke, the Chairman of the Board, is not included in this table as he is an executive officer of the Company and thus receives no compensation for his services as a Director. The compensation received by Mr. Marmaduke as an executive officer of the Company is shown in the Summary Compensation Table on page 13.

(2)	Amounts include an annual award of $10,000 of Common Stock, which reflects the fair value of shares of stock received computed in accordance with ASC 718.

(3)	Amounts reflect the aggregate grant date fair value of the option awards granted during fiscal 2009 as computed in accordance with ASC 718, excluding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are included in Note 13, “Stock-Based Compensation” in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2010. These amounts reflect the valuation method recently adopted by the SEC, which is the aggregate grant date fair value of the equity awards, rather than the dollar amounts recognized during the year for financial statement reporting purposes, as previously required. As of January 31, 2010, each director disclosed above has the following number of options outstanding: Danny W. Gurr: 17,650; Daryl L. Lansdale: 27,770; Ann S. Lieff: 9,614; Frank O. Marrs: 25,240; and Jeffrey G. Shrader: 36,252.

SECURITY OWNERSHIP
The following table sets forth information as of April 9, 2010 regarding the beneficial ownership of common stock by each person known by Hastings to own five percent or more of our outstanding common stock, each director, each executive officer, and the directors and executive officers of Hastings as a group. The persons named in the table have sole voting and investment power with respect to all shares of common stock owned by them, unless otherwise noted. The percentage of beneficial ownership is calculated based on 9,372,938 shares of common stock outstanding as of April 9, 2010.

	Amount and Nature of
Name and Address (1)	Beneficial Ownership (2)	Percent of Class (3)
John H. Marmaduke (4)	2,863,188	30.16%
Stephen S. Marmaduke (5)	1,169,692	12.48%
Dimensional Fund Advisors LP (6)	950,033	10.14%
Dan Crow (7)	150,343	1.60%
Alan Van Ongevalle (8)	90,914	*
Jeffrey G. Shrader (9)	87,187	*
Frank Marrs (10)	83,732	*
Daryl L. Lansdale (11)	36,787	*
Ann S. Lieff (12)	25,722	*
Danny W. Gurr (13)	24,659	*
John Hintz (14)	21,733	*
Victor Fuentes (15)	17,364	*
Kevin J. Ball (16)	11,037	*
Sue Dasse (17)	3,000	*
Phil McConnell (18)	2,000	*
All current directors and executive officers as a group (13 total)	3,417,666	36.46%

*	Represents less than 1%.

(1)	The address for each of the beneficial owners identified, unless otherwise noted, is c/o Hastings Entertainment, Inc., 3601 Plains Boulevard, Amarillo, Texas 79102.

(2)	Pursuant to Rule 13d-3 under the Exchange Act, a person has beneficial ownership of any securities as to which he or she, directly or indirectly, through any contract, arrangement, undertaking, relationship or otherwise has or shares voting power and/or investment power or as to which he or she has the right to acquire voting and/or investment power. The number of shares shown includes outstanding shares of common stock owned as of April 9, 2010 by the person indicated and underlying options exercisable within 60 days of April 9, 2010 owned by that person.

(3)	Percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of shares outstanding as of April 9, 2010 and the number of unissued shares with respect to which that person had the right to acquire voting and/or investment power within 60 days of April 9, 2010.

(4)	Includes 2,234,525 shares held by the John H. Marmaduke Family Limited Partnership, the managing general partner of which is John H. Marmaduke Management, Inc., of which John H. Marmaduke is president, 40,772 shares held by Martha

A. Marmaduke, John H. Marmaduke’s wife, 7,901 shares and 7,006 shares held in Hastings’ Associate Stock Ownership Plan and 401(k) Plan, respectively, and options exercisable for 121,926 shares of common stock.
(5)	Includes 970,365 shares held by the Stephen S. Marmaduke Family Limited Partnership, the managing general partner of which is Stephen S. Marmaduke Management, Inc., of which Stephen S. Marmaduke is president.
(6)	As reported in its Schedule 13G, dated February 10, 2010 (the “Schedule 13G”), Dimensional Fund Advisors LP (“Dimensional”) located at Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the securities of Hastings that are owned by the Funds, and therefore may be deemed to be the beneficial owner of the shares held by the Funds. However, all securities reported in the Schedule 13G are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. In addition, the filing of the Schedule 13G shall not be construed as an admission that the reporting person or any of its affiliates is the beneficial owner of any securities covered by the Schedule 13G for any other purposes than Section 13(d) of the Securities Exchange Act of 1934.
(7)	Includes 4,590 shares and 253 shares held in Hastings’ Associate Stock Ownership Plan and 401(k) Plan, respectively, and 48,000 options exercisable for shares of common stock.
(8)	Includes 5,178 shares and 69 shares held in Hastings’ Associate Stock Ownership Plan and 401(k) Plan, respectively, and 31,000 options exercisable for shares of common stock.
(9)	Includes 29,674 options exercisable for shares of common stock.
(10)	Includes 18,662 options exercisable for shares of common stock.
(11)	Includes 21,192 options exercisable for shares of common stock.
(12)	Includes 3,036 options exercisable for shares of common stock.
(13)	Includes 11,072 options exercisable for shares of common stock.
(14)	Includes 3,453 shares and 3,480 shares held in Hastings’ Associate Stock Ownership Plan and 401(k) Plan, respectively, and 14,800 options exercisable for shares of common stock.
(15)	Includes 3,670 shares and 194 shares held in Hastings’ Associate Stock Ownership Plan and 401(k) Plan, respectively, and 13,500 options exercisable for shares of common stock.
(16)	Includes 1,537 shares held in Hastings’ Associate Stock Ownership Plan, and 2,000 options exercisable for shares of common stock.
(17)	Includes 3,000 options exercisable for shares of common stock.
(18)	Includes 2,000 options exercisable for shares of common stock.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information concerning stock options outstanding, the weighted average exercise price of those options and options remaining to be granted under existing option plans, whether approved or not approved by security holders, as of January 31, 2010. The purpose of this table is to illustrate the potential dilution that could occur from past and future equity grants. Hastings does not have any outstanding warrants or stock appreciation rights.

Equity Compensation Plan Information
	Number of securities			Number of securities
	to be issued		Weighted-average	remaining available for
	upon exercise of		exercise price of	future issuance under
	outstanding options,		outstanding options,	equity compensation
Plan category	warrants and rights		warrants and rights	plans
Equity compensation plans approved by security holders	692,731	(1)	$3.70	156,917
Equity compensation plans not approved by security holders	—		—	—

Total	692,731		$3.70	156,917

(1)	Not included in the above table are 285,575 restricted stock units that will result in the issuance of Hastings Common Stock upon the vesting of such restricted stock units. The restricted stock units were granted during fiscal 2009, under equity compensation plans that have been approved by security holders.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Jeffrey G. Shrader is a shareholder in the law firm of Sprouse Shrader Smith P.C. in Amarillo, Texas, which has provided legal services to Hastings since 1993. Hastings made aggregate legal payments of less than $0.2 million to such law firm in each fiscal year ended January 31, 2010 and 2009. Invoices for legal services provided by Sprouse Shrader Smith P.C. are reviewed by the Chief Financial Officer. Hastings believes that these services have been provided on terms as favorable as those that we could have obtained from an unrelated third party.
On each of June 2, 2009 and October 7, 2009, Hastings purchased 25,000 shares of its common stock from Sterne Agee Capital Markets, Inc., which acquired the shares immediately prior to each sale from Stephen S. Marmaduke, the brother of the Company’s Chief Executive Officer, John H. Marmaduke, in transactions that qualified as riskless principal transactions within the meaning of Rule 10b-18 under the Securities Exchange Act of 1934, as amended. The prices paid for the shares were $4.29 per share and $4.35 per share, respectively, which in each case was the market price at the time of the respective transactions. The total price paid for the shares was $216,000.
On April 14, 2008 and July 18, 2008, Hastings purchased 80,000 and 50,000 shares of its common stock, respectively, from Sterne Agee Capital Markets, Inc., which acquired the shares immediately prior to each sale from Stephen S. Marmaduke, in transactions that qualified as riskless principal transactions within the meaning of Rule 10b-18 under the Securities Exchange Act of 1934. The prices paid for the shares were $8.06 per share and $8.50 per share, respectively, which in each case was the market price at the time of the respective transactions. The total price paid for the shares was $1,069,800.
Stephen S. Marmaduke beneficially owned 12.48% of Hastings’ outstanding common stock at April 9, 2010.
On December 4, 2009, Hastings entered into a Stock Transfer Agreement (the “Stock Transfer Agreement”) between Hastings and the John Marmaduke Family Limited Partnership (the “Partnership”), which is controlled by Mr. Marmaduke, Hastings’ Chief Executive Officer. Under the Stock Transfer Agreement, for a period of three years following the death of Mr. Marmaduke, the Partnership may tender for purchase to Hastings, and, if so tendered, Hastings will be required to purchase, the number of shares of Hastings’ common stock belonging to the Partnership (the “Shares”) that equal an aggregate Fair Market Value (as defined in the Stock Transfer Agreement) of $5.0 million. During this three year period, the Partnership may elect to tender portions of the Shares in various lots and parcels, at any time and from time to time, and any tender shall not exhaust or limit the Partnership’s right to tender an additional amount of the Shares, subject to the limitations set within the Stock Transfer Agreement. Under the Stock Transfer Agreement, Hastings is not obligated to purchase, and the Partnership does not have the right to tender, any amount of Shares with an aggregate Fair Market Value in excess of $5.0 million. In the event that Mr. Marmaduke resigns as an officer or director of Hastings prior to his death, the Partnership’s right to tender the Shares to Hastings under the Stock Transfer Agreement shall terminate. Hastings is currently the beneficiary of a $10 million Key-Man life insurance policy on Mr. Marmaduke; a portion of the proceeds of which would be used to complete any purchases of shares resulting from the Stock Transfer Agreement.
AUDIT COMMITTEE REPORT
In accordance with its written charter approved by the Board of Directors, the Audit Committee (the “Committee”) assists the Board in, among other things, oversight of the financial reporting process, including the effectiveness of internal accounting and financial controls and procedures and controls over the accounting, auditing and financial reporting practices of Hastings.
The Board of Directors has determined that all three members of the Committee are independent based upon the standards adopted by the Board, which incorporate the independence requirements under applicable laws, rules and regulations. Additionally, one member of the Committee qualifies as an audit committee financial expert.
Management is responsible for the financial reporting process, the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, the system of internal controls, including internal control over financial reporting, and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. Hastings’ independent registered public accounting firm (“independent auditor”), Ernst & Young LLP (“Ernst & Young”), is responsible for the audits of the consolidated financial statements and internal control over financial reporting. The Committee’s responsibility is to monitor and review these processes and procedures. The members of the Committee are not professionally engaged in the practice of accounting or auditing and are not professionals in those fields. The Committee relies, without independent verification, on the information provided to us and on the representations made by management that the financial statements have been prepared with integrity and objectivity and that such financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The Committee also relies on the independent auditor’s opinions on the consolidated financial statements and internal control over financial reporting.
During fiscal year 2009, the Committee had nine meetings. The Committee’s regular meetings were conducted so as to encourage communication among the members of the Committee, management, the internal auditors and Hastings’ independent auditor. Among other things, the Committee discussed with Hastings’ internal and independent auditors the overall scope and plans for their respective audits. The Committee separately met with each of the internal and independent auditors, with and without management present, to discuss the results of their respective examinations, observations and recommendations regarding Hastings’ internal controls. The Committee also discussed with Hastings’ independent auditor all matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.”
The Committee reviewed and discussed the audited consolidated financial statements of Hastings as of and for the year ended January 31, 2010 with management, the internal auditors and Hastings’ independent auditor. Management’s discussions with the Committee included a review of critical accounting policies.
The Committee also reviewed and discussed with management the assessment and report of management on the effectiveness of the Company’s internal control over financial reporting, which was performed by management using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission. The

Committee also reviewed and discussed with the Company’s independent auditor its attestation report on the Company’s internal control over financial reporting.
The Committee obtained from the independent auditor a formal written statement describing all relationships between the auditor and Hastings that might bear on the auditor’s independence, consistent with PCAOB applicable standards. The Committee discussed with the auditor any relationships that may have an impact on their objectivity and independence and satisfied itself as to the auditor’s independence.
Effective May 20, 2003, Hastings adopted a policy that it would no longer engage its primary independent auditor for non-audit services other than “audit-related” services as defined by the SEC, certain tax services and other permissible non-audit services specifically approved by the Chair of the Committee and presented to the full Committee at its next regular meeting. The policy requires pre-approval of all services provided. The policy also includes limitations on the hiring of Ernst & Young partners and other professionals to ensure that Hastings satisfies the SEC’s auditor independence rules. The Committee has reviewed and approved the amount of fees paid to Ernst & Young for audit and non-audit services. The Committee concluded that the provision of services by Ernst & Young is compatible with the maintenance of Ernst & Young’s independence.
Based on our review and discussions with management, the internal auditors and the independent auditor, and subject to the limitations on our role and responsibilities described above and in the Committee charter, the Committee, at a meeting held in April 2010, recommended to the Board of Directors that Hastings’ audited consolidated financial statements be included in Hastings’ Annual Report on Form 10-K for the fiscal year ended January 31, 2010, for filing with the SEC.
Frank O. Marrs, Chair
Daryl L. Lansdale
Ann S. Lieff
INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FEES AND SERVICES
Aggregate fees paid for professional services rendered by Ernst & Young LLP during the fiscal years 2009 and 2008 were as follows:

	2009	2008
Audit Fees	$737,800	$682,992
Audit-Related Fees	—	—
Tax Fees	39,195	67,657
All Other Fees	1,500	1,500

Total Fees	778,495	$752,149

Tax fees consist principally of tax compliance, consulting and planning. Tax compliance fees consist of the preparation and filing of corporate tax returns. All other fees included a subscription to Ernst & Young’s online research tool.
The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax and other services performed by the independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee has delegated to the chairman of the Audit Committee authority to approve permitted services, provided that the chairman reports any decisions to the Audit Committee at its next scheduled meeting.

PROPOSAL NO. 2:
ADOPTION OF THE 2010 INCENTIVE STOCK PLAN
In March 2010, the Board authorized the adoption of the Hastings Entertainment, Inc. 2010 Incentive Stock Plan (the “2010 Incentive Stock Plan”) and reserved 500,000 shares of Hastings’s common stock for issuance thereunder, subject to the approval of the shareholders of Hastings. No Options or other awards have yet been granted under the 2010 Incentive Stock Plan. The purpose of the 2010 Incentive Stock Plan is to enable us to attract and retain persons of outstanding competence and to provide incentives to associates, officers, directors and consultants, which will increase overall shareholders’ value. The essential features of the 2010 Incentive Stock Plan are outlined below. The description that follows, however, is only a summary and is qualified in its entirety by reference to the full text of the 2010 Incentive Stock Plan, which is attached as Appendix A to this Proxy Statement.
Shares Available under the 2010 Incentive Stock Plan. Subject to adjustments described below, the maximum number of shares that may be issued for all purposes under the 2010 Incentive Stock Plan shall be 500,000. Those shares to be issued under the 2010 Incentive Stock Plan may be authorized and unissued shares, issued shares that have been reacquired by Hastings (in the open-market or in private transactions) and that are being held in treasury, or a combination thereof.
Eligibility. Awards under the 2010 Incentive Stock Plan may be granted to officers, associates, directors, non-employee directors, consultants, advisors and independent contractors of Hastings or its subsidiary; provided, however, that awards of Incentive Stock Options may be granted only to persons who are associates of Hastings or its subsidiary qualified, under federal income tax law, to receive Incentive Stock Options. Currently, Hastings and its subsidiary have five directors, approximately 6,000 officers and associates and no consultants, advisors and independent contractors.
Awards Granted to Certain Individuals and Groups. The number of awards that any eligible recipient may receive under the 2010 Incentive Stock Plan is at the discretion of the Compensation Committee and therefore cannot be determined in advance. Accordingly, the information required to be provided by Item 10(a)(2)(iii) of Schedule 14A is not determinable at this time.
Types of Awards. Awards under the 2010 Incentive Stock Plan may consist of Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Performance Awards and other awards.
Stock Option Grants. Stock Options granted to a participant under the 2010 Incentive Stock Plan entitle him or her to purchase shares of our common stock at some future time. There are two types of Options that may be granted under the 2010 Incentive Stock Plan: Incentive Stock Options or Nonqualified Stock Options. Incentive Stock Options are Options intended to comply with the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and may only be awarded to associates of Hastings or its subsidiary, subject to certain conditions. Nonqualified Stock Options are not intended to comply with the requirements of Section 422 of the Code.
The exercise price for any Option granted under the 2010 Incentive Stock Plan shall be fixed by the Compensation Committee at the time of the grant or shall be determined by a method specified by the Compensation Committee at the time of the grant; provided, however, that generally the exercise price shall not be less than 100% of the fair market value of a share at the time of the grant.
The exercise price is payable (i) in cash or cash equivalents, (ii) by actual delivery of freely transferable shares already owned by the person exercising the Option, (iii) by a combination of cash and shares equal in value to the exercise price, (iv) through net share settlement or similar procedure involving the withholding of shares subject to the Option with a value equal to the exercise price or (v) by such other means as the Compensation Committee may authorize. In addition, the Option may be exercised through a “cashless exercise” procedure to the extent, and in accordance with any procedures, authorized by the Compensation Committee.
Generally, an Option shall be effective for such term as shall be determined by the Compensation Committee; however, the term of an Option may extend in no event beyond the tenth anniversary of the date of the grant of such option.

Stock Appreciation Rights. A Stock Appreciation Right shall entitle a participant to receive, upon satisfaction of the conditions to payment specified by the Compensation Committee in the applicable award agreement, an amount equal to the excess, if any, of the fair market value on the exercise date of the number of shares for which the Stock Appreciation Right is exercised over the grant price for such Stock Appreciation Right specified by the Compensation Committee in the applicable award agreement. The grant price per share of shares covered by a Stock Appreciation Right shall be fixed by the Compensation Committee at the time of the grant or shall be determined by a method specified by the Compensation Committee at the time of the grant; provided, however, that generally the grant price of a Stock Appreciation Right shall not be less than 100% of the fair market value of a share at the time of the grant.
Payments to a participant upon exercise of a Stock Appreciation Right may be made in cash or shares, having an aggregate fair market value as of the date of exercise equal to the excess, if any, of the fair market value on the exercise date of the number of shares for which the Stock Appreciation Right is exercised over the grant price for the Stock Appreciation Right. The term of a Stock Appreciation Right settled in shares shall not exceed ten years.
Restricted Shares and Restricted Stock Units. The Compensation Committee may grant either Restricted Shares or Restricted Stock Units to participants. Both Restricted Shares and Restricted Stock Units may, among other things, be subject to restrictions on transferability, vesting requirements or other specified circumstances under which they may be forfeited. Restricted Stock Units shall entitle participants to receive one or more shares.
Performance Awards. The Compensation Committee may grant Performance Awards to participants. An award of Performance Shares consists of a target number of shares and an award of Performance Units consists of a target number of units granted to a participant based upon the achievement of performance goals designated by the Compensation Committee. Performance Awards may be settled in shares, or at the sole discretion of the Compensation Committee, cash, or a combination of cash and shares, with a value equal to the fair market value of the shares at the time of payment.
Other Awards. The Compensation Committee has the authority to specify the terms and provisions of other forms of equity-based or equity-related awards not described in the 2010 Incentive Stock Plan that the Compensation Committee determines to be consistent with the purpose of the 2010 Incentive Stock Plan and the interests of Hastings. These other awards may provide for cash payments based in whole or in part on the value or future value of shares, for the acquisition or future acquisition of shares, or any combination thereof. To the extent that Section 409A of the Code is applicable to such other awards, the terms, provisions and grants of such other awards shall be in accordance with Section 409A.
Administration and Amendments to the Plan. The 2010 Incentive Stock Plan will be administered and construed by the Compensation Committee of the Board.
The 2010 Incentive Stock Plan may be terminated, amended, modified or suspended without the consent of our shareholders, except that that no termination, amendment, modification or suspension (i) will be effective without the approval of the shareholders if such approval is required under applicable laws, rules and regulations, including the rules of the NASDAQ National Market System or the principal exchange on which the common stock is traded or (ii) shall materially and adversely alter or impair the rights of a participant in any award previously made under the 2010 Incentive Stock Plan without the consent of the holder thereof.
Transferability. No award granted under the 2010 Incentive Stock Plan shall be transferable other than (i) pursuant to a beneficiary designation, (ii) by last will and testament or by the laws of descent and distribution or, (iii) except in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, as the case may be; provided, however, that the Compensation Committee may, subject to applicable laws, rules and regulations and such terms and conditions as it shall specify, permit the transfer of an award, other than an Incentive Stock Option, for no consideration to a permitted transferee. Any award transferred to a permitted transferee shall be further transferable only by last will and testament or the laws of descent and distribution or, for no consideration, to another permitted transferee of the participant.

Adjustments. The number and kind of shares that may be issued under the 2010 Incentive Stock Plan may be equitably adjusted in the sole discretion of the Compensation Committee in the event of a stock split, reverse stock spit, stock dividend, recapitalization, reorganization, partial or complete liquidation, reclassification, merger, consolidation, separation, extraordinary cash dividend, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase shares at a price substantially below fair market value, or any other corporate event or distribution of stock or property of Hastings affecting the shares in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the 2010 Incentive Stock Plan. Additionally, upon the occurrence of any of the foregoing events, the number and kind of shares subject to any outstanding award and the exercise price per share (or the grant price per share, as the case may be), if any, under any outstanding award may be equitably adjusted (including by payment of cash to a participant) in the sole discretion of the Compensation Committee in order to preserve the benefits or potential benefits intended to be made available to participants. All adjustments shall be made by the Compensation Committee.
Termination. If not previously terminated, the 2010 Incentive Stock Plan expires by its terms on the tenth anniversary of the Effective Date, except with respect to awards then outstanding.
Summary of Certain Material Federal Income Tax Consequences of Awards.
The following is a limited discussion of certain of the material federal income tax consequences of awards under the 2010 Incentive Stock Plan. No attempt has been made to comment on all relevant tax matters related to the 2010 Incentive Stock Plan or those dependent upon the particular circumstances of a recipient of an award. The summary is based on current provisions of the Code, regulations thereunder, administrative rulings and court decisions, all of which are subject to change (possibly retroactively). The summary does not address state, local, or foreign income tax considerations, federal income tax considerations of non-U.S. persons or federal gift and estate considerations.
Incentive Stock Options. Hastings generally will not be entitled to a compensation deduction for federal income tax purposes with respect to the grant or exercise of an Incentive Stock Option or upon the disposition of common stock received upon exercise of an Incentive Stock Option. No taxable income will generally be realized by an optionee upon the grant or exercise of an Incentive Stock Option (other than alternative minimum tax consequences, if any), and an optionee will generally recognize long-term or short-term capital gain upon disposition of common stock received upon exercise of an Incentive Stock Option, depending upon the length of time the optionee has held the common stock before disposition. If, however, an optionee disposes of common stock acquired upon exercise of an Incentive Stock Option when the shares have not been held by the optionee for more than one year after their issuance and two years after the date of grant of the Incentive Stock Option, the optionee will realize ordinary income and Hastings will be entitled to a compensation deduction, subject to certain limitations, with respect to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the option exercise price and (ii) the excess of the amount realized on the disposition of the shares and the optionee’s adjusted basis in the shares. Certain special rules apply if an Incentive Stock Option is exercised by tendering Hastings’s stock.
Nonqualified Stock Options. The Company will generally be entitled to a compensation deduction with respect to Nonqualified Stock Options granted under the 2010 Incentive Stock Plan upon their exercise and in an amount equal to the excess of the fair market value of the common stock issued upon exercise over the exercise price if any. Such excess will generally constitute ordinary compensation income to the optionee for the year of exercise. Any appreciation or depreciation in the fair market value of those shares after the exercise date of the option will generally result in capital gain or loss to the option holder at the time he or she disposes of those shares, subject to short-term or long-term characterization depending on the holding period of the shares.
Restricted Shares. The Company will generally be entitled to a compensation deduction with respect to Restricted Shares under the 2010 Incentive Stock Plan when the shares are “substantially vested” and in an amount equal to any excess of the fair market value of the shares at the time of vesting over any amounts paid for the shares. Such excess will generally constitute ordinary compensation income to the holder for the year in which the shares become “substantially vested.” The shares will become “substantially vested” as of the first date (the “vesting date”) the holder’s interest in the shares is no longer subject to a substantial risk of forfeiture or such shares are transferable free of any substantial risk of forfeiture. Dividends paid with respect to restricted stock prior to the lapse of restrictions applicable to such stock will be taxable as compensation income. A holder may, however, elect, pursuant to Section 83(b) of the Code, to report any excess of the fair market value of the shares on the date of grant over the amount paid, if any, for the shares as ordinary income for the taxable year of the grant. If such an election is made, dividends will not be treated as compensation income but rather as dividend income. In such case, the Company’s corresponding deduction is limited to such amount and required to be taken only in the taxable year of the grant. To be effective, the Section 83(b) election must be filed with the Internal Revenue Service within 30 days after the date the shares are transferred to the holder.
Stock Appreciation Rights, Restricted Stock Units and Performance Awards. The Company will generally be entitled to a compensation deduction with respect to Stock Appreciation Rights, Restricted Stock Units and Performance Awards granted under the 2010 Incentive Stock Plan in an amount equal to the fair market value of the cash, shares or other property delivered at exercise, receipt or vesting and which amount shall be treated as ordinary income to the holder at such time (less any amount paid for the award). See the discussion of Section 162(m) of the Code below.
Code Section 162(m). Notwithstanding the foregoing, Section 162(m) of the Code denies Hastings a deduction with respect to the aggregate compensation of certain covered employees to the extent a covered employee’s aggregate compensation for any taxable year exceeds $1,000,000. Covered employees include the Hastings’s chief executive officer and its four other highest compensated officers for the applicable taxable year. Compensation resulting from the grant, exercise or disposition of awards is potentially subject to the Code Section 162(m) limitation; however, certain “qualified performance based compensation” (“QPBC”) is excepted from the Section 162(m) limitation. Incentive Stock Options granted under the 2010 Incentive Stock Plan should qualify for the QPBC exception. Additionally, Nonqualified Stock Options and Stock Appreciation Rights granted under the 2010 Incentive Stock Plan should so qualify, since their exercise prices are required by the 2010 Incentive Stock Plan to be at least equal to the fair market value of the underlying common stock on the date of grant. Restricted Shares, Restricted Stock Units and Performance Awards that may be subject to the attainment of performance measures but that do not meet the requirements of Section 162(m) of the Code will not qualify as QPBC and, in such event, would be subject to Section 162(m) deduction restrictions. When applicable, the Company presently intends to use its best efforts to limit awards to those qualifying for the QPBC exception. Nevertheless, the Company may issue awards that do not so qualify. In such case, all or part of the compensation deduction otherwise available to the Company will be denied and the Company’s after-tax cost of the award will increase.
Internal Revenue Code Section 409A. Section 409A of the Code imposes certain constraints on nonqualified deferred compensation, and some awards under the 2010 Incentive Stock Plan may be subject to these new rules. Failure to comply with the rules under Section 409A may result in the early taxation of deferred compensation and the imposition of a 20% penalty. Notwithstanding anything in the 2010 Incentive Stock Plan to the contrary, if any provision or award under the plan would result in the imposition of an applicable tax under Section 409A and related regulations and pronouncements, that plan provision or award may be reformed to avoid imposition of the applicable tax and no action taken to comply with Section 409A shall be deemed to adversely affect the participant’s rights to an award.
Required Vote. The 2010 Incentive Stock Plan is subject to shareholder approval at the 2010 Annual Meeting. The affirmative vote of the holders of a majority of the total number of shares voting “FOR” or “AGAINST” the 2010 Incentive Stock Plan at the meeting, assuming a quorum is present, is required for approval of the 2010 Incentive Stock Plan.
The Board recommends a vote FOR approval of the adoption of the 2010 Incentive Stock Plan (Proposal 2 on the proxy card).

PROPOSAL NO. 3:
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Description of Proposal
     In accordance with its charter, the Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm to audit our consolidated financial statements for fiscal 2010 and to render other services required of them. The Board is submitting the appointment of Ernst & Young LLP for ratification at the Annual Meeting. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.
     The submission of this matter for approval by shareholders is not legally required; however, the Board and its Audit Committee believe that such submission is consistent with best practices in corporate governance and is an opportunity for shareholders to provide direct feedback to the Board and its Audit Committee on an important issue of corporate governance. If the shareholders do not approve the selection of Ernst & Young LLP, the Audit Committee will reconsider the selection of such firm as the independent registered public accounting firm, although the results of the vote are not binding on the Audit Committee.
     The Audit Committee has the sole authority and responsibility to retain, evaluate, and, where appropriate, replace the independent registered public accounting firm. Ratification by the shareholders of the appointment of Ernst & Young LLP does not limit the authority of the Audit Committee to direct the appointment of a new independent registered public accounting firm at any time during the year or thereafter.
The Board recommends a vote FOR the ratification of the appointment of the independent registered public accounting firm (Proposal 3 on the proxy card).
OTHER MATTERS
We do not know of any other matters to be presented or acted upon at the Annual Meeting. If any other matter is presented at the Annual Meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the proxy holders.
ANNUAL REPORT
The Annual Report to our Shareholders, including financial statements for the fiscal year ended January 31, 2010, accompanies this Proxy Statement. The Annual Report is not deemed to be part of this Proxy Statement.
FORM 10-K
Copies of the Company’s Annual Report on Form 10-K (excluding exhibits) are available, without charge, upon written request to Hastings Entertainment, Inc., 3601 Plains Boulevard, Amarillo, Texas 79102, Attention: Investor Relations Department or by visiting the Investor Relations section of our website at www.goHastings.com. Exhibits to the Form 10-K will be furnished upon payment of a fee of $0.50 per page to cover expenses incurred in furnishing the exhibits.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own ten percent or more of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports that they file. As with many public companies, we provide assistance to our directors and executive officers in making their Section 16(a) filings pursuant to powers of attorney granted by our insiders. Based solely on our review of the copies of Section 16(a) reports received by us with respect to fiscal 2009, including those reports that we have filed on behalf of our directors and executive officers, other than as described below, we believe that during the fiscal year ended January 31, 2010 our directors, officers and ten percent or greater holders complied with all filing requirements under Section 16(a) of the Securities Exchange Act.
SHAREHOLDER PROPOSALS
To be considered for inclusion in our proxy statement for the 2011 Annual Meeting, proposals of shareholders must be in writing and received by us no later than January 7, 2011. To be presented at the 2011 Annual Meeting without inclusion in our proxy statement for such meeting, proposals of shareholders must be in writing and received by us no later than April 13, 2011. Proposals should be mailed to the Corporate Secretary of Hastings Entertainment, Inc., 3601 Plains Boulevard, Amarillo, Texas 79102 and include the information required by Section 2.05(a) of our Bylaws. Proposals related to shareholder nominated directors must be submitted in accordance with the guidelines set forth in the section entitled “Consideration of Shareholder Nominated Directors” contained herein.
By Order of the Board of Directors,
/s/ Natalya A. Ballew
NATALYA A. BALLEW
Corporate Secretary
Amarillo, Texas
May 7, 2010

APPENDIX A
Hastings Entertainment, Inc.
2010 Incentive Stock Plan
1. Purposes of the Plan
     This Hastings Entertainment, Inc. 2010 Incentive Stock Plan (the “Plan”) is intended to attract, retain and provide incentives to employees, officers, directors and consultants of the Company, and to thereby increase overall shareholders’ value. The Plan generally provides for the granting of stock Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Performance Shares, other stock-based awards or any combination of the foregoing.
2. Definitions and Rules of Construction
     For purposes of the Plan, the following capitalized words shall have the meanings set forth below:
     “Award” means an Option, Stock Appreciation Right, Restricted Share, Restricted Stock Unit, Performance Award, or Other Award granted by the Committee pursuant to the terms of the Plan.
     “Award Agreement” means an agreement, certificate or other type or form of document or documentation approved by the Committee that sets forth the terms and conditions of an Award. An Award Agreement may be written or electronic and, unless the Committee requires otherwise, need not be signed by a representative of the Company or a Participant.
     “Beneficial Owner” and “Beneficially Owned” have the meaning set forth in Rule 13d-3 under the Exchange Act.
     “Board” means the Board of Directors of the Company, as constituted from time to time.
     “Cause” means termination of Participant’s employment for “cause” as defined in any employment or severance agreement the Participant may have with the Company or a Subsidiary or, if no such agreement exists, “cause” means a violation of the Company’s policies or procedures, unless otherwise provided in an Award Agreement.
     “Change of Control” means:
          (i) An acquisition by any person (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), who is not as of the Effective Date the beneficial holder of at least ten percent (10%) of the Company’s then outstanding Common Stock, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of either (x) the then outstanding Common Stock (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then outstanding Common Stock entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (1) any acquisition of Outstanding Company Common Stock by the Company, (2) any acquisition of Outstanding Company Common Stock by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (3) any acquisition of Outstanding Company Common Stock by any person pursuant to a transaction that complies with clauses (1), (2) and (3) of subsection (iii) of this definition; or
          (ii) A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this definition, that any individual who becomes a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, is approved by a vote of at least a majority of those individuals who are members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person or legal entity other than the Board shall not be so considered as a member of the Incumbent Board; or
          (iii) The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (“Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the outstanding common stock, and the combined voting power of the then outstanding common stock entitled to vote generally in the election of directors, as the case may be, of the company resulting from such Corporate Transaction (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no person (other then the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, thirty percent (30%) or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed with respect to the Company prior to the Corporate Transaction and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the board of directors of the corporation resulting from such Corporate Transaction; or
          (iv) The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
     Notwithstanding the foregoing, with respect to an Award that is subject to Section 409A of the Code and under the terms of which the payment or settlement of such Award will accelerate upon a Change of Control, no event set forth herein will constitute a Change of Control for purposes of the Plan or any Award Agreement unless such event also constitutes a “change in ownership,” “change in effective control,” or “change in the ownership of a substantial portion of the Company’s assets” as defined under Section 409A of the Code.
     “Code” means the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations promulgated thereunder.
     “Committee” means the Compensation Committee of the Board, any successor committee thereto or any other committee appointed from time to time by the Board to administer the Plan, which committee shall meet the requirements of Section 162(m) of the Code, Section 16(b) of the Exchange Act and the applicable rules of the NASDAQ National Market System or by the principal exchange on which the Stock is traded; provided, however, that, if any Committee member is found not to have met the qualification requirements of Section 162(m) of the Code and Section 16(b) of the Exchange Act, any actions taken or Awards granted by the Committee shall not be invalidated by such failure to so qualify.
     “Common Stock” means the common stock of the Company, par value $.01 per share, or such other class of share or other securities as may be applicable under Section 13 of the Plan.
     “Company” means Hastings Entertainment, Inc., a Texas corporation.
     “Disability” means a Participant being considered “disabled” within the meaning of Section 409A of the Code, unless otherwise provided in an Award Agreement.
     “Effective Date” means the date on which the Plan is adopted by the Board.

     “Eligible Individuals” means the individuals described in Section 4(a) of the Plan who are eligible for Awards under the Plan.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     “Fair Market Value” means, with respect to a share of Common Stock, the fair market value thereof as of the relevant date of determination, as determined in accordance with the valuation methodology approved by the Committee. In the absence of any alternative valuation methodology approved by the Committee, the Fair Market Value of a share of Common Stock shall equal the average of the high and low sales price as reported on the date of grant by the NASDAQ National Market System or by the principal exchange on which the Common Stock is traded or, in the event that the Common Stock is not listed for trading on the NASDAQ National Market System or such other national securities exchange as may be designated by the Committee but is quoted on an automated system, in any such case on the valuation date (or, if there were no sales on the valuation date, the average of the highest and lowest quoted selling prices as reported on said composite tape or automated system for the most recent day during which a sale occurred), provided, that in the absence of such markets for Common Stock, the Fair Market Value shall be determined by the Committee in good faith and, in the case of an Incentive Stock Option, in accordance with Section 42 of the Code, and, in the case of a Nonqualified Stock Option or Stock Appreciation Right, in accordance with Section 409A of the Code.
     “Incentive Stock Option” means an Option that is intended to comply with the requirements of Section 422 of the Code or any successor provision thereto.
     “Non-Employee Director” means any member of the Board who is not an officer or employee of the Company or any Subsidiary.
     “Nonqualified Stock Option” means an Option that is not intended to comply with the requirements of Section 422 of the Code or any successor provision thereto.
     “Option” means an Incentive Stock Option or Nonqualified Stock Option granted pursuant to Section 7 of the Plan.
     “Other Award” means an Award granted pursuant to Section 11 of the Plan.
     “Participant” means an Eligible Individual who has been granted an Award under the Plan.
     “Performance Period” means the period established by the Committee and set forth in the applicable Award Agreement over which Performance Targets are measured.
     “Performance Award” means a Performance Share or Performance Unit granted pursuant to Section 10 of the Plan.
     “Performance Goals” means the performance goals established by the Committee, from among the performance criteria provided in Section 6(g), and set forth in the applicable Award Agreement.
     “Performance Share” means a Performance Award denominated in Shares granted pursuant to Section 10 of the Plan.
     “Performance Unit” means a Performance Award denominated in cash granted pursuant to Section 10 of the Plan.
     “Permanent Disability” has the meaning provided for that term in Section 22(e)(3) of the Code.

     “Permitted Transferees” means (i) a Participant’s family member, (ii) one or more trusts established in whole or in part for the benefit of one or more of such family members, (iii) one or more entities which are beneficially owned in whole or in part by one or more such family members, or (iv) a charitable or not-for-profit organization.
     “Plan” means this Hastings Entertainment, Inc. 2010 Incentive Stock Plan, as amended or restated from time to time.
     “Plan Limit” means the maximum aggregate number of Shares that may be issued for all purposes under the Plan as set forth in Section 5(a) of the Plan.
     “Prior Plans” means the Hastings Entertainment, Inc. 1996, 2002 and 2006 Incentive Stock Plans, each as amended from time to time, and any other prior equity stock plans of the Company.
     “Restricted Share” means a Share granted pursuant to Section 8(a) of the Plan.
     “Restricted Stock Unit” means a right to receive one or more Shares (or cash, if applicable) in the future granted pursuant to Section 8(b) of the Plan.
     “Retirement” means, unless otherwise provided in an Award Agreement, (i) termination of Participant’s employment by reason of “retirement” as defined in any employment or severance agreement the Participant may have with the Company or a Subsidiary or (ii), if no such employment or severance agreement exists, a date otherwise determined by the Committee.
     “Shares” means shares of Common Stock, as may be adjusted pursuant to Section 13(b).
     “Stock Appreciation Right” means a right, granted pursuant to Section 9 of the Plan, to receive, upon satisfaction of the conditions to payment specified in the applicable Award Agreement, an amount equal to the excess, if any, of the Fair Market Value on the exercise date of the number of Shares for which the Stock Appreciation Right is exercised over the grant price for such Stock Appreciation Right specified in the applicable Award Agreement.
     “Subsidiary” means (i) a corporation or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation’s board of directors or analogous governing body, or (ii) any other corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and that the Committee designates as a Subsidiary for purposes of the Plan. For purposes of determining eligibility for the grant of Incentive Stock Options under the Plan, the term “Subsidiary” shall be defined in the manner required by Section 424(f) of the Code.
     “Substitute Award” means any Award granted upon assumption of, or in substitution or exchange for, outstanding employee equity awards previously granted by a company or other entity acquired by the Company or with which the Company combines pursuant to the terms of an equity compensation plan that was approved by the shareholders of such company or other entity.
     “Target Number” means the target number of Shares or dollar-denominated units of a Performance Award established by the Committee and set forth in the applicable Award Agreement.
     “Tax Date” means the date on which the amount of tax to be withheld is determined.
3. Administration
     (a) Committee. The Plan shall be administered by the Committee, which shall have full power and authority, subject to the express provisions hereof, to:
          (i) select the Participants from the Eligible Individuals;

          (ii) grant Awards in accordance with the Plan;
          (iii) determine the number of Shares subject to each Award or the cash amount payable in connection with an Award;
          (iv) determine the terms and conditions of each Award, including, without limitation, those related to term, permissible methods of exercise, vesting, cancellation, payment, settlement, exercisability, Performance Periods, Performance Goals, and the effect, if any, of a Participant’s termination of employment with the Company or any of its Subsidiaries or, subject to Section 6(d), a Change of Control of the Company;
          (v) subject to Sections 16 and 17(e) of the Plan, amend the terms and conditions of an Award after the granting thereof;
          (vi) specify and approve the provisions of the Award Agreements delivered to Participants in connection with their Awards;
          (vii) construe and interpret any Award Agreement delivered under the Plan;
          (viii) make factual determinations in connection with the administration or interpretation of the Plan;
          (ix) adopt, prescribe, amend, waive and rescind administrative regulations, rules and procedures relating to the Plan;
          (x) employ such legal counsel, independent auditors and consultants as it deems desirable for the administration of the Plan and to rely upon any advice, opinion or computation received therefrom;
          (xi) vary the terms of Awards to take account of tax and securities law and other regulatory requirements or to procure favorable tax treatment for Participants;
          (xii) correct any defects, supply any omission or reconcile any inconsistency in any Award Agreement or the Plan; and
          (xiii) make all other determinations and take any other action desirable or necessary to interpret, construe or implement properly the provisions of the Plan or any Award Agreement.
     (b) Plan Construction and Interpretation. The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.
     (c) Determinations of Committee Final and Binding. All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan shall be made in the Committee’s sole discretion and shall be final, binding and conclusive for all purposes and upon all persons interested herein.
     (d) Delegation of Authority. To the extent not prohibited by applicable laws, rules and regulations, the Committee may, from time to time, delegate some or all of its authority under the Plan to a subcommittee or subcommittees thereof or other persons or groups of persons as it deems necessary, appropriate or advisable under such conditions or limitations as it may set at the time of such delegation or thereafter; provided, however, that the Committee may not delegate its authority (i) to make Awards to employees (A) who are subject on the date of the Award to the reporting rules under Section 16(a) of the Exchange Act, (B) whose compensation for such fiscal year may be subject to the limit on deductible compensation pursuant to Section 162(m) of the Code or (C) who are officers of the Company who are delegated authority by the Committee hereunder, or (ii) pursuant to Section 16 of the Plan. For purposes of the Plan, reference to the Committee shall be deemed to refer to any subcommittee, subcommittees, or other persons or groups of persons to whom the Committee delegates authority pursuant to this Section 3(d).

     (e) Liability of Committee. Subject to applicable laws, rules and regulations: (i) no member of the Board or Committee (or its delegates) shall be liable for any good faith action or determination made in connection with the operation, administration or interpretation of the Plan and (ii) the members of the Board or the Committee (and its delegates) shall be entitled to indemnification and reimbursement in the manner provided in the Company’s Certificate of Formation as it may be amended from time to time. In the performance of its responsibilities with respect to the Plan, the Committee shall be entitled to rely upon information and/or advice furnished by the Company’s officers or employees, the Company’s accountants, the Company’s counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such information and/or advice.
     (f) Action by the Board. Anything in the Plan to the contrary notwithstanding, subject to applicable laws, rules and regulations, any authority or responsibility that, under the terms of the Plan, may be exercised by the Committee may alternatively be exercised by the Board.
4. Eligibility
     (a) Eligible Individuals. Awards may be granted to officers, employees, directors, Non-Employee Directors, consultants, advisors and independent contractors of the Company or any of its Subsidiaries; provided, however, that only employees of the Company or a Subsidiary may be granted Incentive Stock Options. The Committee shall have the authority to select the persons to whom Awards may be granted and to determine the type, number and terms of Awards to be granted to each such Participant. Under the Plan, references to “employment” or “employed” include the engagement of Participants who are consultants, advisors and independent contractors of the Company or its Subsidiaries and the service of Participants who are Non-Employee Directors, except for purposes of determining eligibility to be granted Incentive Stock Options.
     (b) Grants to Participants. The Committee shall have no obligation to grant any Eligible Individual an Award or to designate an Eligible Individual as a Participant solely by reason of such Eligible Individual having received a prior Award or having been previously designated as a Participant. The Committee may grant more than one Award to a Participant and may designate an Eligible Individual as a Participant for overlapping periods of time.
5. Shares Subject to the Plan
     (a) Plan Limit. Subject to adjustment in accordance with Section 13 of the Plan, the maximum aggregate number of Shares that may be issued for all purposes under the Plan shall be Five Hundred Thousand (500,000) plus any Shares that are available for issuance under the Prior Plans. Shares to be issued under the Plan may be authorized and unissued shares, issued shares that have been reacquired by the Company (in the open-market or in private transactions) and that are being held in treasury, or a combination thereof. All of the Shares subject to the Plan Limit may be issued pursuant to Incentive Stock Options.
     (b) Rules Applicable to Determining Shares Available for Issuance. The number of Shares remaining available for issuance will be reduced by the maximum number of Shares subject to outstanding Awards. Notwithstanding the foregoing, the number of Shares corresponding to Awards under the Plan and the Prior Plans that are forfeited or cancelled or otherwise expire for any reason without having been exercised or settled, or are settled in cash or withheld to pay the exercise price or taxes associated with any Award shall be added back to the Plan Limit and again be available for the grant of Awards; provided, however, that this provision shall not be applicable with respect to (i) the cancellation of a Stock Appreciation Right granted in tandem with an Option upon the exercise of the Option or (ii) the cancellation of an Option granted in tandem with a Stock Appreciation Right upon the exercise of the Stock Appreciation. For the avoidance of doubt, upon the exercise of a Stock Appreciation Right, only the number of shares of Common Stock actually issued in connection with the exercise of such Stock Appreciation Right (and not the corresponding number of shares of Common Stock related to the Stock Appreciation Right (or portion thereof) being exercised) shall be treated as issued under the Plan and, for the purpose of the limitation set forth in this Section 5 in regard to the number of shares of Common Stock issuable under the Plan, the remaining number of shares of Common Stock related to such exercised Stock Appreciation Right (or portion thereof) shall again be available for issuance under the Plan. In the event that the Company distributes cash in lieu of issuing shares of Common Stock in connection with the exercise of a Stock Appreciation

Right, the corresponding number of shares of Common Stock related to the Stock Appreciation Right (or portion thereof) being exercised shall again be available for issuance under the Plan.
     (c) Individual Limits. Anything to the contrary in Section 5(a) above notwithstanding, but subject to adjustment under Section 13 of the Plan, the maximum number of Shares that may be issued pursuant to Awards granted to any Eligible Individual in any calendar year shall not exceed 50,000 Shares and the maximum value of any Performance Unit granted to any Eligible Individual in any calendar year shall not exceed $250,000.
     (d) Substitute Awards. Any Shares underlying Substitute Awards shall not be counted against the number of Shares remaining for issuance and shall not be subject to Section 5(c).
6. Awards in General
     (a) Types of Awards. Awards under the Plan may consist of Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Performance Awards and Other Awards. Any Award described in Sections 7 through 11 of the Plan may be granted singly or in combination or tandem with any other Award, as the Committee may determine. Awards under the Plan may be made in combination with, in replacement of, or as alternatives to awards or rights under any other compensation or benefit plan of the Company, including the plan of any acquired entity.
     (b) Terms Set Forth in Award Agreement. The terms and conditions of each Award shall be set forth in an Award Agreement in a form approved by the Committee for such Award, which Award Agreement shall contain terms and conditions not inconsistent with the Plan. Notwithstanding the foregoing, and subject to applicable laws, rules and regulations, including, without limitation, Section 409A of the Code and the regulations and guidance thereunder, the Committee may accelerate (i) the vesting or payment of any Award, (ii) the lapse of restrictions on any Award or (iii) the date on which any Award first becomes exercisable. The terms of Awards may vary among Participants, and the Plan does not impose upon the Committee any requirement to make Awards subject to uniform terms.
     (c) Termination of Employment. The provisions in this Section 6(c) shall be subject to the provisions of Sections 8 and 10 and, notwithstanding Section 6(b) above or Section 17(k) below, the provisions of any Award Agreement. In the event a Participant ceases to be an Eligible Individual, for any reason other than death, Retirement, Permanent Disability, or Cause or pursuant to a right of termination under an Eligible Individual’s employment agreement with the Company, (1) the Committee shall have the ability to accelerate the vesting of the Participant’s Awards, in its sole discretion, subject to applicable laws, rules and regulations, including, without limitation, Section 409A of the Code and the regulations and guidance thereunder, and (2) any Option or Stock Appreciation Right held by such Participant shall be exercisable (to the extent exercisable on the date of termination of employment, or, if the vesting of such Option or Stock Appreciation Right has been accelerated, to the extent exercisable following such acceleration) at any time within three months after the date of termination of employment, unless by its terms the Option or Stock Appreciation Right expires earlier or unless, with respect to a Nonqualified Stock Option or Stock Appreciation Right, the Committee agrees, in its sole discretion, to extend its term further; provided, however, that the term of any such Option or Stock Appreciation Right shall not be extended beyond its initial term. In the event a Participant ceases to serve as an employee or director of the Company or its Subsidiaries due to death, Permanent Disability, Retirement, or Cause or pursuant to a right of termination under a Participant’s employment agreement with the Company, (x) the Committee shall have the ability to accelerate the vesting of the Participant’s Awards, in its sole discretion, subject to applicable laws, rules and regulations, including, without limitation, Section 409A of the Code and the regulations and guidance thereunder, and (y) the Participant’s Options or Stock Appreciation Right may be exercised as follows:
          (i) Death. Except as otherwise limited by the Committee at the time of the grant of an Option or Stock Appreciation Right, if a Participant dies while serving as an employee or director of the Company or its Subsidiaries or within three months after ceasing to be an employee or director of the Company or its Subsidiaries, his or her Options and/or Stock Appreciation Rights shall become fully (100%) vested on the date of his or her death and shall expire twelve months thereafter, unless by their terms they expire sooner or unless, with respect to a Nonqualified Stock Option or Stock Appreciation Right, the Committee agrees, in its sole discretion, to extend its term further; provided, however, that the term of any such Nonqualified Stock Option shall not be extended beyond its initial term. During such period, the Option or Stock Appreciation Right may be fully exercised, to the extent that it remains unexercised on the date of death, by the Participant’s personal representative or by the distributees to whom the Participant’s rights under the Option or Stock Appreciation Right pass by will or by the laws of descent and distribution.
          (ii) Retirement. If a Participant ceases to serve as an employee or director of the Company or its Subsidiaries as a result of Retirement, (1) the Committee shall have the ability to accelerate the vesting of the Participant’s Awards, in its sole discretion, and (2) the Participant’s Options and/or Stock Appreciation Rights shall be exercisable (to the extent exercisable on the effective date of such Retirement or, if the vesting of such Options and/or Stock Appreciation Rights has been accelerated, to the extent exercisable following such acceleration) only at any time within three months after the effective date of such Retirement, unless by their terms the Options and/or Stock Appreciation Rights expire earlier or unless, with respect to a Nonqualified Stock Option or Stock Appreciation Right, the Committee agrees, in its sole discretion, to extend its term further; provided that the term of any such Option or Stock Appreciation Right shall not be extended beyond its initial term.
          (iii) Disability. If a Participant ceases to serve as an employee or director of the Company or its Subsidiaries as a result of Permanent Disability, the Participant’s Awards shall become fully (100%) vested and shall expire twelve months thereafter, unless by their terms they expire sooner or, unless, with respect to a Nonqualified Stock Option or Stock Appreciation Right, the Committee agrees, in its sole discretion, to extend its term; provided, however, that the term of any such Option or Stock Appreciation Right shall not be extended beyond its initial term.
          (iv) Cause. If a Participant ceases to be employed by the Company or a Subsidiary or ceases to serve as a director because the Participant’s employment with the Company or a Subsidiary is terminated for Cause, the Participant’s Awards (other than Restricted Stock or Stock Unit Award that has already vested), and any rights related thereto, shall automatically expire on the date of such termination. If any facts that would constitute Cause for termination or removal of a Participant are discovered after the Participant’s employment with the Company has ended, any Awards then held by the Participant (other than Restricted Stock or a Stock Unit Awards that have already vested) may be immediately terminated by the Committee. Notwithstanding the foregoing, if a Participant is an employee of the Company or its Subsidiaries employed pursuant to a written employment agreement with the Company or a Subsidiary, the Participant’s relationship with the Company or a Subsidiary shall be deemed terminated for Cause for purposes of the Plan only if the Participant is considered under the circumstances to have been terminated “for cause” for purposes of such written agreement or the Participant voluntarily ceases to be an employee in breach of his employment agreement with the Company or a Subsidiary.
          (v) Notice. If a Participant’s employment agreement with the Company or an Affiliate is terminated by either the Company, an Affiliate, or the Participant by providing a required or permitted notice of termination thereunder, the Awards that are exercisable as of the date of termination shall remain exercisable for a period of twelve months (or for a period of three months if such Awards are Incentive Stock Options) after the date of termination and shall expire at the end of such twelve-month period (or such three-month period if such Awards are Incentive Stock Options).

     (d) Change of Control.
          (i) The Committee shall have full authority to determine the effect, if any, of a Change of Control of the Company or any Subsidiary on the vesting, exercisability, settlement, payment or lapse of restrictions applicable to an Award, which effect may be specified in the applicable Award Agreement. Subject to applicable laws, rules and regulations, the Board or the Committee shall, at any time prior to, coincident with or after the effective time of a Change of Control, take such actions as it may consider appropriate, including, without limitation: (A) providing for the acceleration of any vesting conditions relating to the exercise or settlement of an Award or that an Award shall terminate or expire unless exercised or settled in full on or before a date fixed by the Committee; (B) making such adjustments to the Awards then outstanding as the Committee deems appropriate to reflect such Change of Control; (C) causing the Awards then outstanding to be assumed, or new rights substituted therefor, by the surviving corporation in such Change of Control; or (D) permit or require Participants to surrender outstanding Options in exchange for a cash payment equal to the difference between the highest price paid for a Share in the Change of Control transaction and the Exercise Price of the Options.
          (ii) Subject to applicable laws, rules and regulations, the Committee may provide, in an Award Agreement or subsequent to the grant of an Award, for the accelerated vesting, exercisability and/or the deemed attainment of a performance goal with respect to an Award upon specified events similar to a Change of Control.
          (iii) Notwithstanding any other provision of the Plan or any Award Agreement, the provisions of this Section 6(d) may not be terminated, amended, or modified upon or after a Change of Control in a manner that would adversely affect a Participant’s rights with respect to an outstanding Award without the prior written consent of the Participant. Subject to Section 16, the Board, upon recommendation of the Committee, may terminate, amend or modify this Section 6(d) at any time and from time to time prior to a Change of Control.
     (e) Dividends and Dividend Equivalents. The Committee may, at its sole discretion, provide Participants with the right to receive dividends or payments equivalent to dividends or interest with respect to an outstanding Award, which payments can either be paid currently or deemed to have been reinvested in Shares, and can be made in Shares, cash or a combination thereof, as the Committee shall determine. Notwithstanding the foregoing, no dividends or dividend equivalents shall be paid with respect to Options or Stock Appreciation Rights.
     (f) Rights of a Shareholder. A Participant shall have no rights as a shareholder with respect to Shares covered by an Award (including voting rights) until the date the Participant or his nominee becomes the holder of record of such Shares.
     (g) Performance-Based Awards.
          (i) The Committee may determine whether any Award under the Plan is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Awards designated to be “performance-based compensation” shall be conditioned on the achievement of one or more Performance Goals. The Performance Goals will be comprised of specified levels of achievement of various performance criteria, including, without limitation, the achievement of specific financial, production, sales, cost or earnings performance objectives that the Committee believes to be relevant to the Company’s business, remaining in the employ or active service of the Company for a specified period of time or the Company’s performance or the performance of its shares of Common Stock measured against the performance of the market, the Company’s industry segment or its direct competitors, in each case determined in accordance with generally accepted accounting principles (subject to modifications approved by the Committee) consistently applied on a business unit, divisional, subsidiary or consolidated basis or any combination thereof. The Performance Goals may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a Subsidiary, division, department, region, function or business unit and may be measured on an absolute or cumulative basis or on the basis of percentage of improvement over time or measured relative to selected peer companies or a market index. For Awards not intended to qualify as “performance-based compensation” under Section 162(m), the Committee may use additional criteria as it deems appropriate.

          (ii) The Participants will be designated, and the applicable Performance Goals and the number of shares that can be earned upon achievement of the Performance Goals will be established, by the Committee within ninety (90) days following the commencement of the applicable Performance Period (or such earlier or later date permitted or required by Section 162(m) of the Code). Any payment of an Award granted with Performance Goals shall be conditioned on the written certification of the Committee in each case that the Performance Goals and any other material conditions were satisfied. The Committee retains the right to reduce any Award notwithstanding the attainment of the Performance Goals.
     (h) Deferrals. In accordance with the procedures authorized by, and subject to the approval of, the Committee, Participants may be given the opportunity to defer the payment or settlement of an Award to one or more dates selected by the Participant; provided, however, that the terms of any deferrals must comply with all applicable laws, rules and regulations, including, without limitation, Section 409A of the Code and the regulations and guidance thereunder. No deferral opportunity shall exist with respect to an Award unless explicitly permitted by the Committee on or after the time of grant.
     (i) Repricing of Options and Stock Appreciation Rights. Notwithstanding anything in the Plan to the contrary, an Option or Stock Appreciation Right shall not be granted in substitution for a previously granted Option or Stock Appreciation Right being canceled or surrendered as a condition of receiving a new Award, if the new Award would have a lower exercise price than the Award it replaces, nor shall the exercise price of an Option or Stock Appreciation Right be reduced once the Option or Stock Appreciation Right is granted. The foregoing shall not (i) prevent adjustments pursuant to Section 13, (ii) apply to grants of Substitute Awards or (iii) apply to grants of Awards pursuant to any exchange program providing for the exchange of previously granted Awards for newly granted Awards to the extent that such program is approved by the affirmative vote of shareholders of the Company holding at least a majority of the outstanding Common Stock.
7. Terms and Conditions of Options
     (a) General. The Committee, in its discretion, may grant Options to Eligible Individuals and shall determine whether such Options shall be Incentive Stock Options or Nonqualified Stock Options. Each Option shall be evidenced by an Award Agreement that shall expressly identify the Option as an Incentive Stock Option or Nonqualified Stock Option and be in such form and contain such provisions as the Committee shall from time to time deem appropriate.
     (b) Exercise Price. The exercise price of an Option shall be fixed by the Committee at the time of grant or shall be determined by a method specified by the Committee at the time of grant. Except with respect to Substitute Awards, in no event shall the exercise price of an Option be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant.
     (c) Term. An Option shall be effective for such term as shall be determined by the Committee and as set forth in the Award Agreement relating to such Option; provided, however, that the term of an Option may in no event extend beyond the tenth anniversary of the date of grant of such Option.
     (d) Exercise; Payment of Exercise Price. Options granted to employees shall vest and become exercisable over a period of time approved by the Board. Options shall be exercised by delivery of a notice of exercise in a form approved by the Company. Subject to the provisions of the applicable Award Agreement, the exercise price of an Option may be paid (i) in cash or cash equivalents, (ii) by actual delivery or attestation to ownership of freely transferable Shares already owned by the person exercising the Option, (iii) by a combination of cash and Shares equal in value to the exercise price, (iv) through net share settlement or similar procedure involving the withholding of Shares subject to the Option with a value equal to the exercise price or (v) by such other means as the Committee may authorize. In addition, the Option may be exercised through a “cashless exercise” procedure to the extent, and in accordance with any procedures, authorized by the Committee.
     (e) Incentive Stock Options. No Incentive Stock Option may be issued pursuant to the Plan to any individual who, at the time the Incentive Stock Option is granted, owns Common Stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, unless (i) the exercise price determined as of the date of grant is at least one hundred ten percent (110%) of the Fair

Market Value on the date of grant of the Shares subject to such Incentive Stock Option and (ii) the Incentive Stock Option is not exercisable more than five (5) years from the date of grant thereof. Any Incentive Stock Option granted that would result in such Participant receiving a grant of Incentive Stock Options that would have an aggregate Fair Market Value in excess of one hundred thousand dollars ($100,000), determined as of the time of grant, that would be exercisable for the first time by such Participant during any calendar year shall be automatically converted into a Nonqualified Stock Option. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, as amended from time to time.
8. Terms and Conditions of Restricted Shares and Restricted Stock Units
     (a) Restricted Shares. The Committee, in its discretion, may grant Restricted Shares to Eligible Individuals. An Award of Restricted Shares shall be subject to the terms, conditions and restrictions set forth in the Plan and established by the Committee in connection with the Award and specified in the applicable Award Agreement. Restricted Shares may, among other things, be subject to restrictions on transferability, vesting requirements or other specified circumstances under which they may be forfeited.
     (b) Restricted Stock Units. The Committee, in its discretion, may grant Restricted Stock Units to Eligible Individuals. A Restricted Stock Unit shall entitle a Participant to receive, subject to the terms, conditions and restrictions set forth in the Plan and the applicable Award Agreement, one or more Shares. Restricted Stock Units may, among other things, be subject to restrictions on transferability, vesting requirements or other specified circumstances under which they may be forfeited. If and when the forfeiture provisions lapse, Restricted Stock Units shall be settled in Shares or, at the sole discretion of the Committee, cash, or a combination of cash and Shares, with a value equal to the Fair Market Value of the Shares at the time of payment.
     (c) Vesting. Restricted Shares and Restricted Stock Units granted to employees shall vest and become exercisable over a period of time approved by the Board.
9. Stock Appreciation Rights
     (a) General. The Committee, in its discretion, may grant Stock Appreciation Rights to Eligible Individuals. A Stock Appreciation Right shall entitle a Participant to receive, upon satisfaction of the conditions to payment specified in the applicable Award Agreement, an amount equal to the excess, if any, of the Fair Market Value on the exercise date of the number of Shares for which the Stock Appreciation Right is exercised over the grant price for such Stock Appreciation Right specified in the applicable Award Agreement. The grant price per share of Shares covered by a Stock Appreciation Right shall be fixed by the Committee at the time of grant or, alternatively, shall be determined by a method specified by the Committee at the time of grant. Except with respect to Substitute Awards, in no event shall the grant price of a Stock Appreciation Right be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant and Stock Appreciation Rights granted to employees shall vest and become exercisable over a period of time approved by the Board. Payments to a Participant upon exercise of a Stock Appreciation Right may be made in cash or Shares, in each case having an aggregate Fair Market Value as of the date of exercise equal to the excess, if any, of the Fair Market Value on the exercise date of the number of Shares for which the Stock Appreciation Right is exercised over the grant price for such Stock Appreciation Right. The term of a Stock Appreciation Right settled in Shares shall not exceed ten years.
     (b) Stock Appreciation Rights in Tandem with Options. A Stock Appreciation Right may be granted in tandem with an Option. If granted in tandem with an Option, a Stock Appreciation Right shall cover the same number of Shares as covered by the Option (or such lesser number of shares as the Committee may determine) and shall be exercisable only at such time or times and to the extent the related Option shall be exercisable, and shall have the same term as the related Option. The grant price of a Stock Appreciation Right granted in tandem with an Option shall equal the per-share exercise price of the Option to which it relates. Upon exercise of a Stock Appreciation Right granted in tandem with an Option, the related Option shall be canceled automatically to the extent of the number of Shares covered by such exercise; conversely, if the related Option is exercised as to some or all of the shares covered by the tandem grant, the tandem Stock Appreciation Right shall be canceled automatically to the extent of the number of Shares covered by the Option exercise.

10. Terms and Conditions of Performance Awards
     The Committee may grant Performance Awards to Eligible Individuals. An Award of Performance Shares shall consist of a Target Number of Shares, and an Award of Performance Units shall consist of a Target Number of units granted to an Eligible Individual based on the achievement of Performance Goals over the applicable Performance Period. An Award of Performance Shares or Performance Units shall, in either case, be subject to the terms, conditions and restrictions set forth in the Plan and established by the Committee in connection with the Award and specified in the applicable Award Agreement. The Committee may provide that, if performance relative to the Performance Goals exceeds targeted levels, then the number of Performance Awards earned shall be a multiple of the Target Number; provided that, in the case of Performance Awards intended to constitute “performance-based compensation” under Section 162(m) of the Code, the number or value, as applicable of Shares or Units earned cannot exceed the limits set forth in Section 5(c). Performance Awards may be settled in Shares or, at the sole discretion of the Committee, cash, or a combination of cash and Shares, with a value equal to the Fair Market Value of the Shares at the time of payment, provided, however, that such settlement shall be made in all cases no later than a date that is two and one half (2 1/2) months after the fiscal year in which the Performance Goals were met for such Performance Award.
11. Other Awards
     The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related Awards not described above that the Committee determines to be consistent with the purpose of the Plan and the interests of the Company, which Awards may provide for cash payments based in whole or in part on the value or future value of Shares, for the acquisition or future acquisition of Shares, or any combination thereof. To the extent that Section 409A of the Code is applicable to such Awards, all actions pursuant to this Section 11 must satisfy the requirements of Section 409A of the Code and the regulations and guidance thereunder.
12. Certain Restrictions
     (a) Transfers. No Award shall be transferable other than pursuant to a beneficiary designation under Section 12(c), by last will and testament or by the laws of descent and distribution or, except in the case of an Incentive Stock Option or Stock Appreciation Right, pursuant to a qualified domestic relations order, as defined by the Code or Title I of ERISA, as the case may be; provided, however, that the Committee may, subject to applicable laws, rules and regulations and such terms and conditions as it shall specify, permit the transfer of an Award, other than an Incentive Stock Option, for no consideration to a Permitted Transferee. Any Award transferred to a Permitted Transferee shall be further transferable only by last will and testament or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the Participant.
     (b) Award Exercisable Only by Participant. During the lifetime of a Participant, an Award shall be exercisable only by the Participant or by a Permitted Transferee to whom such Award has been transferred in accordance with Section 12(a) above. The grant of an Award shall impose no obligation on a Participant to exercise or settle the Award.
     (c) Beneficiary Designation. A Participant may, from time to time, name any beneficiary or beneficiaries to receive any benefit in case of death. Each such designation shall revoke all prior designations by the same Participant and will be effective only when filed by the Participant in writing (in such form or manner as may be prescribed by the Committee) with the Company during the Participant’s lifetime. In the absence of a valid designation, the Participant’s beneficiary shall be the Participant’s estate.
13. Recapitalization or Reorganization
     (a) Authority of the Company and Shareholders. The existence of the Plan, the Award Agreements and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Shares or the rights thereof or that are convertible into or exchangeable for Shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
     (b) Change in Capitalization. Notwithstanding any provision of the Plan or any Award Agreement, the number and kind of Shares authorized for issuance under Section 5 of the Plan, including the maximum number of Shares available under the special limits provided for in Section 5(c), may be equitably adjusted in the sole discretion of the Committee in the event of a stock split, reverse stock spit, stock dividend, recapitalization, reorganization, partial or complete liquidation, reclassification, merger, consolidation, separation, extraordinary cash dividend, split-up, spin-off, combination, exchange of Shares, warrants or rights offering to purchase Shares at a price substantially below Fair Market Value, or any other corporate event or distribution of stock or property of the Company affecting the Shares in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan. In addition, upon the occurrence of any of the foregoing events, the number and kind of Shares subject to any outstanding Award and the exercise price per Share (or the grant price per Share, as the case may be), if any, under any outstanding Award may be equitably adjusted (including by payment of cash to a Participant) in the sole discretion of the Committee in order to preserve the benefits or potential benefits intended to be made available to Participants. Such adjustments shall be made by the Committee. Unless otherwise determined by the Committee, such adjusted Awards shall be subject to the same restrictions and vesting or settlement schedule to which the underlying Award is subject.
14. Terms of the Plan
     Unless earlier terminated pursuant to Section 16, the Plan shall terminate on the tenth anniversary of the Effective Date, except with respect to Awards then outstanding. No Awards may be granted under the Plan after the tenth anniversary of the Effective Date.
15. Effective Date
     The Plan shall become effective on the Effective Date, subject to approval by the shareholders of the Company.
16. Amendment and Termination
     Subject to applicable laws, rules and regulations, the Board may at any time terminate or, from time to time, amend, modify or suspend the Plan; provided, however, that no termination, amendment, modification or suspension (i) will be effective without the approval of the shareholders of the Company if such approval is required under applicable laws, rules and regulations, including the rules of the NASDAQ National Market System or, if the Common Stock is not traded on the NASDAQ National Market System and is traded on one or more national securities exchanges, the principal exchange on which the Common Stock is traded or (ii) shall materially and adversely alter or impair the rights of a Participant in any Award previously made under the Plan without the consent of the holder thereof.
     Notwithstanding the foregoing, the Board may amend the Plan or any Award under the Plan without the consent of a Participant to the extent the Board deems necessary or desirable (a) to comply with, take into account changes in, or interpretations of, applicable tax laws, securities laws, employment laws, accounting rules and other applicable laws, rules and regulations, (b) to take into account unusual or nonrecurring events or market conditions (including, without limitation, the events described in Section 13(b)), or (c) to take into account significant acquisitions or dispositions of assets or other property by the Company.
17. Miscellaneous
     (a) Tax Withholding.
          (i) Condition Precedent. The issuance of Common Stock pursuant to the exercise of any Option or Stock Appreciation Right or in connection with a Performance Award, and the vesting of any Restricted Stock or Stock Unit Award, is subject to the condition that if at any time the Committee shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any federal, state, or local law is necessary or desirable as a condition of, or in connection with such issuance, vesting or payment, then the issuance, vesting or payment shall not be effected unless the withholding shall have been effected or obtained in a manner acceptable to the Committee.
          (ii) Manner of Satisfying Withholding Obligation. When the Committee requires a Participant to pay to the Company an amount required to be withheld under applicable income tax laws in connection with Section 17(a)(i) above, such payment shall be made, as the Committee may in each case in its discretion determine, (i) in cash, (ii) by check, (iii) by delivery to the Company of shares of Common Stock already owned by the Participant having a Fair Market Value on the Tax Date equal to the amount required to be withheld, (iv) through the withholding by the Company of a portion (but no more than the portion as so calculated) of the Common Stock acquired upon the exercise of an Option or Stock Appreciation Right having a Fair Market Value on the Tax Date equal to the amount required to be withheld, or (v) in any other form of valid consideration permitted by the Committee in its discretion.
          (iii) Notice of Disposition of Stock Acquired Pursuant to Incentive Stock Options. The Company may require as a condition to the issuance of Common Stock covered by any Incentive Stock Option that the party exercising such Option give a written representation to the Company, satisfactory in form and substance to its counsel and upon which the Company may reasonably rely, that he or she shall report to the Company any disposition of such shares prior to the expiration of the holding periods specified by Section 422(a)(l) of the Code. If and to the extent the realization of income in such a disposition imposes upon the Company federal, state, or local withholding tax requirements or any such withholding is required to secure for the Company an otherwise available tax deduction, the Company shall have the right to require that the recipient remit to the Company an amount sufficient to satisfy those requirements; and the Company may require as a condition to the issuance of Common Stock covered by an Incentive Stock Option that the party exercising such Option give a satisfactory written representation promising to make such a remittance.
          (iv) Tax Reporting. The Company shall file, and shall furnish the Participant a copy of, all federal, state, and local tax information returns that it deems to be required in connection with the grant, exercise, or vesting of any Award.
     (b) No Right to Awards or Employment. No person shall have any claim or right to receive Awards under the Plan. Neither the Plan, the grant of Awards under the Plan nor any action taken or omitted to be taken under the Plan shall be deemed to create or confer on any Eligible Individual any right to be retained in the employ of the Company or any Subsidiary or other affiliate thereof, or to interfere with or to limit in any way the right of the Company or any Subsidiary or other affiliate thereof to terminate the employment of such Eligible Individual at any time. No Award shall constitute salary, recurrent compensation or contractual compensation for the year of grant, any later year or any other period of time. Payments received by a Participant under any Award made pursuant to the Plan shall not be included in, nor have any effect on, the determination of employment-related rights or benefits under any other employee benefit plan or similar arrangement provided by the Company and the Subsidiaries, unless otherwise specifically provided for under the terms of such plan or arrangement or by the Committee.
     (c) Securities Law Restrictions. An Award may not be exercised or settled, and no Shares may be issued in connection with an Award, unless the issuance of such shares (i) has been registered under the Securities Act of 1933, as amended, (ii) has qualified under applicable state “blue sky” laws (or the Company has determined that an exemption from registration and from qualification under such state “blue sky” laws is available) and (iii) complies with all applicable foreign securities laws. The Committee may require each Participant purchasing or acquiring Shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that such Eligible Individual is acquiring the Shares for investment purposes and not with a view to the distribution thereof. All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any exchange upon which the Shares are then listed, and any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
     (d) Section 162(m) of the Code. The Plan is intended to comply in all respects with Section 162(m) of the Code; provided, however, that in the event the Committee determines that compliance with Section 162(m) of the Code is not desired with respect to a particular Award, compliance with Section 162(m) of the Code will not be required. In addition, if any provision of this Plan would cause Awards that are intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code, to fail to so qualify, that provision shall be severed from, and shall be deemed not to be a part of, the Plan, but the other provisions hereof shall remain in full force and effect.
     (e) Section 409A of the Code. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, all without the consent of the Participant, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section. In making such modifications the Committee shall attempt, but shall not be obligated, to maintain, to the maximum extent practicable, the original intent of the applicable provision without contravening the provisions of Section 409A of the Code. Moreover, any discretionary authority that the Committee may have pursuant to the Plan shall not be applicable to an Award that is subject to Section 409A of the Code to the extent such discretionary authority would contravene Section 409A of the Code or the guidance promulgated thereunder.
     (f) Satisfaction of Obligations. Subject to applicable law, the Company may apply any cash, Shares, securities or other consideration received upon exercise or settlement of an Award to any obligations a Participant owes to the Company and the Subsidiaries in connection with the Plan or otherwise, including, without limitation, any tax obligations or obligations under a currency facility established in connection with the Plan.
     (g) No Limitation on Corporate Actions. Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action, whether or not such action would have an adverse effect on any Awards made under the Plan. No Participant, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.
     (h) Unfunded Plan. The Plan is intended to constitute an unfunded plan for incentive compensation. Prior to the issuance of Shares, cash or other form of payment in connection with an Award, nothing contained herein shall give any Participant any rights that are greater than those of a general unsecured creditor of the Company. The Committee may, but is not obligated, to authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares with respect to awards hereunder.
     (i) Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
     (j) Application of Funds. The proceeds received by the Company from the sale of Shares pursuant to Awards will be used for general corporate purposes.
     (k) Award Agreement. In the event of any conflict or inconsistency between the Plan and any Award Agreement, the Plan shall govern and the Award Agreement shall be interpreted to minimize or eliminate any such conflict or inconsistency.

     (l) Business Days. In the event that the last day of any time period set forth herein or in any Award Agreement falls on a Saturday, Sunday or federal holiday, such time period shall be deemed to be reduced in a manner such that the last day of such time period shall fall on the business day next preceding such Saturday, Sunday or federal holiday.
     (m) Headings. The headings of Sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.
     (n) Severability. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.
     (o) Expenses. The costs and expenses of administering the Plan shall be borne by the Company.
     (p) Governing Law. Except as to matters of federal law, the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Texas.
     (q) No Representations or Covenants with respect to Tax Qualification. Although the Company may endeavor to (1) qualify an Award for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States (e.g., Incentive Stock Options under Section 422 of the Code) or (2) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, anything to the contrary in this Plan notwithstanding. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan.

PROXY

HASTINGS ENTERTAINMENT, INC.
This proxy is solicited by the Board of Directors of Hastings Entertainment, Inc. for the Annual Meeting of Shareholders to be held at 4:00 p.m. central daylight saving time on Wednesday, June 2, 2010, at the Company’s Store Support Center. The Store Support Center is located at the 3601 Plains Boulevard in Amarillo, Texas. The undersigned hereby appoint(s) Natalya Ballew, with full power of substitution, and with discretionary authority, the proxy of the undersigned to vote all shares of common stock the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held on June 2, 2010, and at any adjournment thereof, upon the matters listed below, and in accordance with her best judgment with respect to any other matters that may properly come before the meeting.
The proxy, when duly executed, will be voted in the manner directed herein, and in the absence of specific directions to the contrary, this proxy will be voted (i) for the election of the two nominees for director, (ii) for the approval of the Hastings Entertainment, Inc. 2010 Incentive Stock Plan, (iii) for the ratification of appointment of the independent registered public accounting firm, and (iv) in the discretion of the proxy holders on any other matters that may properly come before the meeting and any adjournments thereof.
This proxy is solicited on behalf of our Board of Directors and may be revoked prior to its exercise. The Board of Directors request that you promptly execute and mail this proxy.
     Dated this                      day of                     , 2010

(Please sign exactly as your name appears on the stock certificate. If shares are held jointly, each shareholder should sign. When signing as executor, administrator, trustee, guardian, or other capacity, please give title as such.)
1.	Election of Two Directors:

Nominee:	For	Withhold

Ann S. Lieff	[ ]	[ ]
Danny W. Gurr	[ ]	[ ]
2.	Proposal to approve the adoption of the 2010 Incentive Stock Plan:

For	Against	Abstain
[ ]	[ ]	[ ]
3.	Ratification of the Appointment of the Independent Registered Public Accounting Firm:

For	Against	Abstain
[ ]	[ ]	[ ]
4.	In their discretion, the proxies are authorized to vote on any other matters that may properly come before the meeting and any adjournment thereof.
Vote by Internet at http://www.proxyvoting.com/hast or by telephone at 1-866-540-5760 or by mail. If you vote by Internet or by telephone, you do not need to mail back your proxy card.